                                                                   EXHIBIT 10.65


                           AMENDMENT NUMBER ONE TO THE
                                  OEM AGREEMENT
                                     BETWEEN
                            WIND RIVER SYSTEMS, INC.
                                       AND
                            INSIGNIA SOLUTIONS, INC.


This Amendment 1 to the OEM Agreement dated December 22, 2000 (the "Agreement") is entered into as of this 28th day of December 2000, ("Effective Date") by and between Insignia Solutions, Inc., a Delaware corporation, with its principal offices at 41300 Christy Street, Fremont, CA 94538 ("Insignia") and Wind River Systems, Inc., a Delaware corporation having its principal place of business at 500 Wind River Way, Alameda, CA 94501 ("WRS"). The capitalized terms in this Amendment are as defined in the Agreement, unless expressly defined otherwise in this Amendment.


RECITALS:

WHEREAS both parties wish to modify some of the provisions of the Agreement as previously executed;

NOW, THEREFORE, the Parties hereby agree to modify the provisions of the Agreement as follows:

SECTION 1, DEFINITIONS. This section contains a definition of the term "Product Roadmap".


The definition of Product Roadmap currently reads: "means the document which details planned enhancements to Jeode Software and/or Jeode Based Products and timeframes for the expected release of such enhancements, a specimen of which is attached at Appendix B;

THE FOREGOING IS REPLACED ENTIRELY BY THE FOLLOWING DEFINITION:

"Product Roadmap" means the document which details planned enhancements to Jeode Software and/or Jeode Based Products and timeframes for the expected release of such enhancements.

ADDITIONALLY, Appendix B is entirely deleted.

Other than as stated immediately above, the Parties do not intend to modify any other provisions of the Agreement. All other provisions and terms remain unchanged.


IN WITNESS WHEREOF, the parties have caused this Amendment One to be executed by their authorized representatives as of the Effective Date.



ON BEHALF OF INSIGNIA SOLUTIONS, INC.       ON BEHALF OF WIND RIVER SYSTEMS, INC.

 /s/ Stephen M. Ambler                       /s/ Richard W. Kraber
--------------------------------------      --------------------------------------
(Signature)                                 (Signature)

 Stephen M. Ambler                           Richard W. Kraber
--------------------------------------      --------------------------------------
(Name)                                      (Name)

 C.F.O.                                      VP Operations
--------------------------------------      --------------------------------------
(Title)                                     (Title)

 30 December 2000                            12/30/2000
--------------------------------------      --------------------------------------
(Date)                                      (Date)

                               DATED DECEMBER 2000




                                  OEM AGREEMENT


                                     BETWEEN


                            WIND RIVER SYSTEMS, INC.

                                       AND

                            INSIGNIA SOLUTIONS, INC.





                              [COMPANY LETTERHEAD]


                                TABLE OF CONTENTS


                                                                              PAGE

1     DEFINITIONS...............................................................1

2     LICENSES..................................................................4

3     LICENSOR OBLIGATIONS......................................................6

4     TECHNOLOGICAL DEVELOPMENTS................................................7

5     DOCUMENTATION.............................................................9

6     MARKETING AND SALES SUPPORT...............................................9

7     PAYMENT AND CHARGES......................................................10

8     SUPPORT AND MAINTENANCE..................................................14

9     LICENSOR WARRANTIES......................................................15

10    INTELLECTUAL PROPERTY RIGHTS.............................................15

11    WARRANTIES AND REPRESENTATIONS OF THE PARTIES............................16

12    INDEMNIFICATION..........................................................18

13    LIMITATION OF LIABILITY..................................................19

14    OPTION TO PURCHASE.......................................................19

15    CONFIDENTIALITY..........................................................20

16    TERMINATION..............................................................21

17    CONSEQUENCES OF TERMINATION..............................................21

18    GENERAL..................................................................22

SCHEDULE 1.....................................................................27

SCHEDULE 2.....................................................................30

SCHEDULE 3.....................................................................31

SCHEDULE 4.....................................................................32

SCHEDULE 5.....................................................................33

APPENDIX A.....................................................................35

APPENDIX B ....................................................................43

APPENDIX C.....................................................................48

APPENDIX D.....................................................................55

APPENDIX E.....................................................................56

APPENDIX F.....................................................................57

THIS AGREEMENT is made on December 2000

BETWEEN:

(1) WIND RIVER SYSTEMS, INC. a Delaware corporation, whose address is 500 Wind River Way, Alameda, California 94501, United States of America ("Licensee"); and

(2) INSIGNIA SOLUTIONS, INC., a Delaware corporation whose address is 41300 Christy Street, Fremont, California 94538, United States of America ("Licensor").

INTRODUCTION

(A) Licensor and its Affiliates (as defined below) have conceived, developed and owns Jeode technology. Jeode technology relates to Licensor's accelerated software implementation of Sun's PersonalJava and EmbeddedJava specifications. Included in Jeode technology is the Jeode embedded virtual machine, an accelerated run-time engine that optimizes performance and memory. Jeode technology also includes Insignia's proprietary dynamic adaptive compilation techniques.

(B) Licensor wishes to grant to Licensee and Licensee wishes to obtain from Licensor, licenses to use, copy, modify, create derivative works of, exploit and sub-license the Jeode technology on the terms and conditions set out in this Agreement.

(C) The parties have also agreed that they will cooperate with each other in relation to the development, sales and marketing of the Jeode technology and Jeode Based Products (as defined below). They have also agreed that Licensee will take an option to purchase a perpetual license in relation to the Jeode technology on the terms and conditions set out in this Agreement.

THE PARTIES AGREE as follows:

1      DEFINITIONS

1.1    IN THIS AGREEMENT:

       "AFFILIATE" means (i) any person that is Controlled by, Controls or is under common Control with, a Party, (ii) any person in which a Party owns shares representing at least twenty percent (20%) of the outstanding equity of such person or (iii) any affiliate (as defined in subsection
       (i) hereof) of a person that owns, directly or indirectly, shares representing at least twenty percent (20%) of the outstanding equity of such Person. For purposes of this definition, "CONTROL" and correlative terms shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of securities or other ownership interests, by contract or otherwise);

       "API" means application programming interface;

       "BINARIES" means a compiled machine-readable only version of the Jeode Software;

       "COMMENCEMENT DATE" means the date hereof;

       "CONFIDENTIAL INFORMATION" means all non-public or proprietary information disclosed by Licensor or Licensee or any of their respective Affiliates including, but not limited to,

       Jeode Source Code and Specifications and any Product Roadmaps (whether owned by the disclosing Party or a third party to whom the disclosing Party owes a confidentiality obligation) other than information which the receiving Party can demonstrate: (i) was known to the receiving Party at the time of the disclosure by the disclosing Party as evidenced by written or other time-stamped documentation; (ii) becomes publicly known through no wrongful act of the receiving Party, its servants or agents;
       (iii) has rightfully been received by the receiving Party from a third party with no obligation of confidentiality; or (iv) has been independently developed by the receiving Party as evidenced by written or time-stamped documentation;

       "DELIVERABLES" means the software and hardware components detailed in
       Schedule 4;

       "DOCUMENTATION" means the operating manuals, user instructions, technical literature and all other materials related to Intellectual Property, in either printed or machine readable form;

       "INTELLECTUAL PROPERTY" means, wherever existing in the world and existing during the term of this Agreement, (i) patents, whether in the form of utility patents or design patents, and all pending applications for registration thereof, (ii) trademarks, (and, in the case of Licensor, the Trademarks) trade names, service marks, domain names, designs, logos, trade dress and trade styles, whether or not registered, and all pending applications for registration thereof, (iii) copyrights, database rights whether or not registered, and all pending applications for registration thereof, (iv) know-how, inventions, research records, trade secrets, Confidential Information, product designs, engineering specifications and drawings, technical information, formulae, lists of actual or potential customers or vendors, licensors or licensees and market analyses, (v) computer software and programs, including, without limitation, computer programs embedded in semiconductor chips or otherwise embodied, and related flow charts, programmer notes, documentation, updates and data, whether in object or source code form, and (vi) all other similar intellectual property rights, whether or not registered;

       "JEODE BASED PRODUCTS" means any Licensee product which incorporates Jeode Software for use with Wind River Operating Systems;

       "JEODE SOFTWARE" means the software detailed in Schedule 1 and all modifications, updates and future generations of such software created by Licensor;

       "JEODE SOURCE CODE" means the Source Code for the Jeode Software;

       "LICENSEE INTELLECTUAL PROPERTY" means Intellectual Property owned or possessed by Licensee;

       "LICENSOR INTELLECTUAL PROPERTY" means Intellectual Property owned or possessed by Licensor;

       "MINIMUM QUARTERLY FEES" means the prepaid accrued sums covering Run Time Royalties, Project Fees and Source Code License Fees as described in Clause 7.1;

       "MINIMUM QUARTERLY OPTION FEES" means the prepaid accrued sums covering Run Time Royalties, Project Fees and Source Code License Fees as described in Clause 14.3.1;

       "OPTION" means the option detailed in Clause 14;

       "OPTION EXECUTION DATE" means the date of Licensor's receipt of notice from Licensee that Licensee intends to exercise the Option;

       "PARTY" or "PARTIES" mean, as the case may be, Licensor and/or Licensee;

       "PRODUCT ENHANCEMENT REQUEST" means a communication in whatever format or medium made by Licensee to Licensor requesting enhancements to the Jeode Software;

       "PRODUCT ROADMAP" means the document which details planned enhancements to Jeode Software and/or Jeode Based Products and timeframes for the expected release of such enhancements, a specimen of which is attached at Appendix B;

       "PROJECT FEE" means the sum detailed in Clause 7.4 (which includes 1000 Run Time Royalties) payable by Licensee to Licensor when Licensee recognizes revenue from its customers in relation to a license to use Jeode Based Products;

       "QUARTER" means the three month period commencing on January 1, 2001, and every three month period thereafter, for the term of this Agreement;

       "RUN TIME ROYALTIES" means the sums payable to Licensor by Licensee for each copy of Jeode Software licensed or sublicensed by Licensee or its customers respectively;

       "SOURCE CODE" means software and/or Documentation in a form in which the program logic is easily deduced by a human being, such as a printed listing of the programs, or in an encoded machine-readable form, such as might be recorded on magnetic tape, disk, or diskette, from which a printed listing can be made by processing it with a computer;

       "SOURCE CODE LICENSE FEES" means the fees detailed in Clause 7.5.2;

       "SPECIFICATIONS" means the specifications describing the Jeode Software set out in Schedule 1;

       "SUN" means Sun Microsystems Inc., its affiliates and its successors and assigns;

       "SUN COMMUNITY SOURCE LICENSE" means Sun's license terms which governs use of certain Java Source Codes;

       "TRADEMARKS" means the trademarks set out in Schedule 3, including the registrations or the applications for registration thereof;

       "TRANSACTIONAL LICENSE FEES" shall have the same meaning as set out in Clause 7.1 or Clause 14.3.1 as the case may be;

       "UPDATES" means maintenance releases, improvements and enhancements which are generally provided to licensees who are eligible to receive maintenance support services;

       "UPGRADES" means a significant enhancement or extension of the applicable product that generally expands the capability of, or includes additional capabilities to, such product, and is provided on a fee basis; and

       "WIND RIVER OPERATING SYSTEMS" means any current or future operating system licensed (or to be licensed) by Licensee and either developed by Licensee or branded by Licensee, including (without limitation) those operating systems listed in Schedule 2 and any amendments, updates or modifications thereto.

1.2    In this Agreement (except where the context otherwise requires):

       1.2.1 any reference to a Recital, Clause or Schedule is to the relevant Recital, Clause or Schedule of or to this Agreement and any reference to a sub-clause or paragraph is to the relevant sub-clause or paragraph of the Clause or Schedule in which it appears;

       1.2.2 the clause headings are included for convenience only and shall not affect the interpretation of this Agreement;

       1.2.3  use of the singular includes the plural and vice versa;

       1.2.4  use of any gender includes the other genders;

       1.2.5 any reference to "persons" includes natural persons, firms, partnerships, companies, corporations, associations, organisations, governments, states, foundations and trusts (in each case whether or not having separate legal personality).

2      LICENSES

2.1    GRANT OF LICENSES

       Licensor grants Licensee the following exclusive, transferable worldwide rights and licenses:

       2.1.1 to use, copy, develop, demonstrate and adapt and create derivative works of Binaries solely for the purpose of developing Jeode Based Products;

       2.1.2 subject to ensuring compatibility with the applicable Sun Java specifications, the right to copy, sub-license, create, sell, distribute, export and otherwise commercially exploit Binaries to its customers as incorporated into Wind River Operating Systems as Jeode Based Products;

       2.1.3 subject to the terms of the Sun Community Source License, the right to access, use, copy, develop, modify, create derivative works of, and adapt the Jeode Source Code so as to enable Licensee to use, copy, adapt, modify, create derivative works of, incorporate, sublicense and commercially exploit the Jeode Software with Wind River Operating Systems as Jeode Based Products;

       2.1.4 the right to sub-license the Jeode Source Code in connection with a Jeode Based Product to Licensee's OEM customers provided that such customers execute Sun's Source Code license agreement and an agreement which amongst other things, includes provisions which are at least as protective and substantially similar to those provisions set out in Appendix A in relation to protection of Licensor Intellectual Property in the Source Code;

       2.1.5 the right for the shipment of Jeode Software for use with any Wind River Operating Systems;

       2.1.6 to provide, distribute, export, sublicense and sell Jeode Based Products.

2.2 Licensor further grants Licensee an exclusive, transferable license to sublicense any of the rights and licenses detailed in Clauses 2.1.1, 2.1.2, 2.1.5 and 2.1.6 to any of its direct sub-contractors, partners, resellers and agents provided such rights solely relate to use or incorporation of the Jeode Software with Wind River Operating Systems or relate to Jeode Based Products. For the avoidance of doubt the licenses detailed in this Agreement and the Option are only transferable to a Licensee Affiliate pursuant to Clause 18.11.

2.3    TERM

       This Agreement shall commence on the Commencement Date and unless previously terminated in accordance with Clause 16 shall remain in effect until three (3) years from the Commencement Date (the "INITIAL TERM") and thereafter for successive periods of one year (a "RENEWAL PERIOD"), unless either Party gives written notice to the other Party not later than ninety (90) days before the end of either the Initial Term or the then current Renewal Period to terminate this Agreement at the end of either the Initial Term or that Renewal Period, as the case may be.

2.4    LICENSOR'S TRADEMARKS

       2.4.1 Licensor hereby grants to Licensee (and to no third party) a limited, non-exclusive, transferable royalty-free and fully paid up license to use the Trademarks in the promotion, advertisement, sale and licensing of Jeode Based Products. Licensor's grant of a limited license to exploit the Trademarks under this Agreement will extend during the term of this Agreement until the occurrence of the Option Execution Date, if any. In the event the Option Execution Date occurs, then the Trademark license granted herein will terminate either on the expiry of twelve (12) months from the Option Execution Date or upon Licensee's next major revision of Jeode Based Products, whichever is the earlier. For the avoidance of doubt the license detailed in this Clause is only transferable to a Licensee Affiliate pursuant to Clause 18.11.

       2.4.2 Licensee acknowledges that this Agreement does not operate to vest any title in the Trademarks in Licensee and that all goodwill resulting from Licensee's use of the Trademarks shall accrue to Licensor.

       2.4.3 Licensee shall not, at any time while Licensor retains any right to the Trademarks, adopt, use or register without the prior written consent of Licensor any word or symbol or combination of words and symbols which is confusingly similar to any Trademarks in relation to any goods similar to the Jeode Software.

       2.4.4 Licensee shall not, without the prior written consent of Licensor, alter, deface or remove any reference to the Trademarks, copyright notices, any reference to Licensor or any other name attached or affixed to the Documentation, Source Code or Binaries or their packaging or labelling.

       2.4.5 Licensee shall attribute any reference to the Trademarks to the Licensor in any advertising, brochures, documentation and literature that use such trademarks.

       2.4.6 Licensee agrees that it will not knowingly use any Trademark of Licensor in any manner which may adversely reflect upon Licensor's name, identity, products or goodwill. Licensee agrees that it will forbear from using any Trademark in comparative advertising featuring Licensor's products.

       2.4.7 Licensee agrees to keep Licensor advised of the manner of use of Licensor's Trademarks, to provide Licensor with samples of the uses of Licensor's Trademarks, and to work with Licensor on any quality concerns that may arise.

       2.4.8 Licensor will have the right to terminate the license to the Trademarks granted in this Agreement upon demonstration by Licensor that a use of Licensor's Trademarks by Licensee does not meet Licensor's quality standards as previously notified in writing to Licensee. Licensor may terminate such Trademark License rights upon ninety days written notice to Licensee; provided, however, that such termination notice shall have no effect if Licensee cures the quality defects within the ninety day cure period.

3      LICENSOR OBLIGATIONS

3.1 Within fifteen (15) days following the Commencement Date, Licensor shall provide the Licensee with the Deliverables.

3.2 During the Jeode Source Code training (a proposal for which is detailed in Schedule 5) Licensor shall provide Licensee with specific instruction on the use of all external APIs and various lower level APIs as Licensee requires. Licensor shall also explain its estimation of the probability of potential for change in each available API and recommend the APIs that are likely to be best used by Licensee.

3.3 Prior to Licensee beginning any development of the Jeode Software that is dependent on APIs, upon Licensee's request Licensor shall provide Licensee with a comprehensive update on the status and outlook for any potential changes required to the Jeode Software.

3.4 For APIs that may evolve based on effects of new releases of Java technology from Sun, Licensor shall proactively inform Licensee of these pending changes promptly after it is informed of the same and will keep any API changes to a minimum and provide Licensee with advanced specifications and implementations of the API changes.

3.5 At any time Licensee may notify Licensor of any API which Licensee considers is important. In which event Licensor shall use commercially reasonable endeavours to collaborate with Licensee in relation to any proposed changes to such API.

3.6 Licensee may at its sole discretion determine that a new API should be created to insulate it from underlying changes in the Jeode Software. In such event and consistent with Clause 7.11, Licensor will endeavor to co-operate with Licensee to accommodate all Licensee's reasonable requests. The specification for each proposed new API or modified API shall be agreed to by Licensor (such agreement not to be unreasonably withheld or delayed). Licensor shall treat such API as Confidential Information for the purposes of this Agreement as requested by Licensee.

3.7 Licensor shall use commercially reasonable endeavours to comply with Sun Java specifications for the embedded markets, as evidenced by compliance with Sun Java technology compatibility kits. Licensor shall promptly notify Licensee if a commercial release fails to comply with Sun Java technology compatibility kits or if it no longer is a Sun Java licensee.

4      TECHNOLOGICAL DEVELOPMENTS

4.1 The Parties wish to cooperate in developing the definition, direction and timing of various enhancements to the Jeode Software. To this end the Parties have agreed the following:

       4.1.1 Licensor and Licensee shall each provide to the other by the end of each Quarter during the term of this Agreement a Product Roadmap. The Product Roadmap is a representation of Licensor's current plans and is not a commitment to develop or deliver future products.

       4.1.2 Licensee may at any time submit a Product Enhancement Request to Licensor. Licensor shall within 5 business days of receipt of the Product Enhancement Request:

       4.1.3 consider the contents of the Product Enhancement Request and at its sole and absolute discretion advise Licensee that it will either decline to participate in the Product Enhancement Request or that it will prepare a statement of work setting forth Licensor's estimate of the man-hours for completing the Product Enhancement Request, a specification for the enhancement, and details of any acceptance testing to be undertaken.

              (a) If Licensor decides a Product Enhancement should be made part of a standard release of Jeode Software Licensor will undertake the development work and (if the enhancement passes the acceptance tests detailed in the statement of works) include the enhancement in a future release of the Jeode Software, all at no cost to Licensee. If Licensor decides that the enhancement should be made as a standard release but that it is unable to create the enhancement within the timescales requested, Licensor will promptly inform Licensee and Licensee may at its sole and absolute discretion undertake (or pursuant to the licenses granted in Clauses 2.1 including 2.1.3 for the purpose of procuring that the work is undertaken so as) to create the enhancement.

       4.1.4 In the event that Licensee wants certain enhancements to the Jeode Software and requires an exclusive right to use, copy, adapt, create derivative works of, distribute, sell, sublicense and commercially exploit the enhancement then Licensee may at its sole and absolute discretion decide either:

              (a) to ask Licensor to undertake the work in which event Licensor shall (pursuant to Clause 7.11) provide the enhancement to Licensee and grant Licensee an exclusive, transferable (pursuant to Clause 18.11), worldwide license to copy, adapt, sublicense and generally exploit the Jeode Software with the enhancement; or

              (b) may perform the work itself or procure the work from a third party. For the avoidance of doubt all Intellectual Property in the enhancement

                     (other than the Licensor's underlying Intellectual Property in the Jeode Software not relating to the enhancement) produced pursuant to this Clause 4.1.4(b) shall vest in the Licensee and not in Licensor. Thereafter the Licensee may in its sole and absolute discretion provide the enhancement to Licensor with the license set forth in Clause 4.1.6 to store the Licensee Code (as defined in Clause 4.1.6) and Documentation of the enhancement on Licensor's development or maintenance systems on Licensee's behalf. Such exclusive enhancements may not be copied, modified, translated, reverse engineered, decompiled, disassembled, sub-licensed, demonstrated, lent, hired or otherwise provided to any third party by Licensor. If Licensor stores the enhancement for Licensee then Licensor shall ensure that the enhancement is kept secure from unauthorised access with the same degree of care Licensor uses to protect its own software, and the Parties agree that the enhancement will be treated as Confidential Information.

       4.1.5 Any enhancement made by Licensor for the purposes of fixing bugs or errors shall be without charge to Licensee if the bug or error is not caused by Licensee or its contractors.

       4.1.6 Treatment of Licensee Code. Subject to Licensor's underlying Intellectual Property Rights in the Jeode Software other than the enhancement, Licensee will own all right, title and interest in, to and under all works made by or on behalf of Licensee to Jeode Software, including without limitation, porting-related modifications and/or other code owned or possessed by Licensee for the development or maintenance of the Jeode Software ("Licensee Code"). Licensee, in its sole discretion, may make Licensee Code and related Documentation available to Licensor; provided, however, that unless otherwise expressly provided in writing by Licensee, such Licensee Code and Documentation shall be treated by Licensor as Confidential Information and Licensor's use of such Licensee Code and Documentation shall be limited solely to the purposes of providing services to Licensee under the terms of this Agreement, and for no other purpose. Licensor shall not (and shall not permit any third party to) copy, modify, translate, reverse engineer, decompile, disassemble, sub-license, demonstrate, lend or hire the Licensee Code or grant any security interest in relation thereto or otherwise provide Licensee Code or Documentation to any third party. Notwithstanding any other provision hereof or any other agreement between the Parties, Licensor's access to Licensee Code and Documentation pursuant to this Agreement, shall not be construed as preventing employees of Licensor who lawfully have had access to such Licensee Code and Documentation from drawing upon or using any skills, knowledge, talent or experience of a general nature acquired by them in the course of working with such Licensee Code and Documentation, provided that (i) such employees may not directly or indirectly use, copy, modify, adapt, create derivative works of, refer to or rely on the Licensee Code or Documentation and (ii) such employees do not infringe Licensee Intellectual Property rights or confidentiality obligations not otherwise within the scope of any express written licenses granted to Licensor.

5      DOCUMENTATION

       Licensor shall provide to Licensee electronic copies of the Documentation containing all information relating to the Jeode Software which will enable Licensee to exercise its license rights hereunder. Licensee may copy (in any media or format) adapt, modify or merge the Documentation provided that it complies with Clause 2.4 in relation to Licensor's Trademarks and copyright notices.

6      MARKETING AND SALES SUPPORT

6.1    LEADS

       Licensor shall immediately pass to Licensee all sales leads and enquiries relating to Wind River Operating Systems and provide to Licensee details concerning the leads and enquiries by way of completing the proforma lead sheet a specimen of which is attached at Appendix E. If Licensor is of the reasonable opinion (after making all relevant enquiries) that the enquirer is interested in more than one operating system then Licensor shall also pass the lead and all details relating thereto to such other vendors as Licensor deems appropriate.

6.2    GENERAL SALES SUPPORT

       Licensor will provide Licensee with all support, cooperation and resources so as to enable Licensee to sublicense sell and exploit the Jeode Software pursuant to the terms of this Agreement.

6.3    PRE-INTEGRATION SALES POLICY

       Licensor acknowledges and accepts that once the terms of this Agreement are announced in an agreed upon public statement pursuant to Clause 18.3, some of Licensor's customers will want to migrate to Licensee and become customers of Licensee. Accordingly, Licensor shall within thirty (30) days of Commencement Date implement a non-discriminatory sales compensation system among its representatives so as to reasonably ensure that such customers are not penalised (financially or otherwise) in doing so including (without limitation):

              (a) disclosing to the customer the nature of the relationship between the Parties (subject to obtaining Licensee's prior written consent and ensuring the customer executes a non-disclosure agreement); and

              (b) cooperating with Licensee so as to keep redundant fees (such as maintenance fees) payable by the customer to a minimum.

6.4 Licensor shall provide to Licensee electronic versions of all appropriate product marketing materials relating to the Jeode Software, including without limitation, any data sheets, Licensor presentations, web content, and Licensor training materials generated by or in the possession of Licensor. Licensee shall have the unfettered right to copy, adapt, modify re-brand and re-purpose such material for its own product marketing efforts.

6.5 Licensee shall be solely responsible for compliance with and the obtaining of any export licenses which may be required for distribution by Licensee. Licensor shall promptly provide answers to Licensee technical questions relating to the Jeode Software where such questions are not answered by the Documentation to enable Licensee to obtain such export licenses.

6.6 Licensor will designate at least two technical experts who will serve as points-of-contact to address questions and issues that arise from pre-sales opportunities. Licensor will make every reasonable effort to assist Licensee in meeting Licensee requests for Jeode Software information during pre-sales engagements and accordingly will agree to provide additional resources and/or technical experts which are reasonably necessary to meet this demand. Such investment of Licensor resource for a given case will be reasonably balanced against the value of the relevant opportunity and the total pre-sales support load that Licensee is requesting from Licensor.

7      PAYMENT AND CHARGES

7.1    MINIMUM QUARTERLY FEES SCHEDULE

       7.1.1 The Parties have agreed that over the term of this Agreement Licensee shall pay the Minimum Quarterly Fees. The Parties shall treat such Minimum Quarterly Fees as prepayment of the transactional royalties and fees detailed in Clauses 7.3, 7.4 and
              7.5.2. The payment of Minimum Quarterly Fees will build up a credit against the transactional royalties and fees detailed in Clauses 7.3, 7.4 and 7.5.2 which arise as a result of sales or licenses of Jeode Based Products and/or Jeode Source Code ("TRANSACTIONAL LICENSE FEES"). The Transactional License Fees shall be offset against the cumulative Minimum Quarterly Fees credit so that (in addition to continuing to pay the Minimum Quarterly Fees) Licensee shall only pay an amount exceeding the Minimum Quarterly Fees (as Transactional License Fees) if and when the total aggregate Transactional License Fees exceeds the unused portion of the cumulative Minimum Quarterly Fees credit.

              An illustration of the process described in this Clause 7.1 (and Clause 14.3.1) is set out in Appendix F.

       7.1.2 As consideration for the licenses granted in Clause 2.1 and the benefits and services pursuant to Clauses 7.3, 7.4 and 7.5.2 (but not 7.7 to 7.11), Licensee shall pay the following Minimum Quarterly Fees:

              $400,000 on execution of this Agreement;

              $400,000 no later than March 15, 2001;

              $100,000 on each of June 15, 2001, September 15, 2001; and December 15, 2001;

              $250,000 on each of on or before the 15th day of the last month of each Quarter in 2002;

              $400,000 on each of on or before the 15th day of the last month of each Quarter in 2003.

              If the Agreement continues into 2003 then no later than six months prior to the end of 2003 the Parties shall negotiate new fees payable for the year 2004 onwards.

7.2    SPECIAL OPTION

       If, at any time during the course of Licensee FY02 business year (February 1, 2001 - January 31, 2002), Licensee determines in its sole and absolute discretion that the Minimum Quarterly Fees exceeds Licensee's actual distribution rate for Jeode Based Products, it may notify Licensor, no earlier than March 1, 2002, that it wishes to discontinue paying the Minimum Quarterly Fees 90 days from the date of receipt of notice to the Licensor of such an election. All payments due Licensor hereunder within that 90-day period nevertheless shall be paid by Licensee.

       Upon Licensee's election under this Clause, the exclusive nature of Licensee's rights granted under this Agreement shall continue until the earlier of either (i) the period of time for the Minimum Quarterly Fees paid by Licensee, is actually exceeded by actual Transactional License Fees or (ii) the end of the twelve (12) month period immediately following the end of the 90-period provided in this Clause 7.2. Thereafter, Licensee's rights granted hereunder, to the extent such rights are not already non-exclusive, shall be deemed non-exclusive. If Licensee exercises this option, it will continue to report its usage pursuant to Clause 7.16.1, and once the Minimum Quarterly Fees have been fully utilized (as described in Clause 7.1) it shall begin remitting Transactional License Fees to Licensor with its reports on and as used basis detailed in Clause 7.3.

7.3    RUN TIME ROYALTIES

       To the extent that the aggregate value of Transactional License Fees exceeds the cumulative total of Minimum Quarterly Fees, Licensee shall pay Licensor Run Time Royalties according to the following schedule in payment for the licenses granted herein:


         -------------------------------------------------------------------------------------
                                          RUN TIME ROYALTY RATES
         -------------------------------------------------------------------------------------
          SUN TECHNOLOGY WITHIN JEODE                             INSIGNIA ROYALTY RATE
          BASED PRODUCTS
         ---------------------------------------------- --------------------------------------
          EmbeddedJava                                                    $ 0.40

         ---------------------------------------------- --------------------------------------
          PersonalJava                                                    $ 0.40

         ---------------------------------------------- --------------------------------------
          CDC/PersonalJava Profile*                                       $ 0.40
         ---------------------------------------------- --------------------------------------
         * when available

       If Licensor's independent auditors provide an opinion which in Licensor's sole discretion is acceptable to Licensor to the effect that Licensor need not recognize as Licensor revenue, Run Time Royalty payments due to Sun, then Licensor shall promptly notify Licensee of same and Licensee shall have the option to advise Licensor at least forty-five (45) days prior to the beginning of any Quarter, that Licensee will make payments due Sun by paying Licensor, which payments will pass through Licensor and be promptly made to Sun. Pursuant to Licensor's current pricing, the Sun portion would be $ 0.11 for EmbeddedJava and $ 0.55 for PersonalJava. For the avoidance of doubt these amounts are not included within the Minimum Quarterly Fee.

7.4    PROJECT FEES

       Licensee will pay Licensor a Project Fee of $2,400, which includes one thousand Run Time Royalties.

7.5    SOURCE CODE LICENSE FEE

       7.5.1 In payment for the limited license granted to Licensee for use of Licensor's Jeode Source Code, Licensor will pay Licensee a license fee in the amount of $1,000,000 on the Commencement Date.

       7.5.2 For each copy of Jeode Source Code distributed by Licensee pursuant to Licensee's rights to sublicense Source Code under Clause 2.1.4, Licensee will pay Licensor a fee in the amount of $100,000. For the avoidance of doubt this figure will be included within the Minimum Quarterly Fee.

       7.5.3 Licensee agrees not to disclose the sums payable to Licensor in respect of each sub-license of Jeode Source Code to the general public, but may confidentially disclose it in the context of specific customer discussions. For the avoidance of doubt nothing in this Agreement shall prevent Licensee from advertising or disclosing its own license and other fees.

7.6    SPECIAL PRICING FOR EXTRAORDINARY SITUATIONS

       Licensor agrees that in some extraordinary circumstances, at very high volumes (e.g. 2 million units or higher), or in certain special markets, special pricing consideration may be required. Licensor and Licensee agree to negotiate special pricing and to jointly seek cooperation of any third parties (e.g., Sun) needed in these cases, so long as any discounts are applied equally to all of the other components in Licensee's offering.

7.7    MOST PREFERRED DISTRIBUTOR

       If, during the term of this Agreement, Licensor should enter into a third party distributor agreement related to Jeode Software and including the same or similar subject matter, documentation, services and cooperation provided and licensed to Licensee pursuant to the terms of this Agreement on the same or substantially similar terms to the terms of this Agreement and at lower prices than those agreed hereunder, then such lower prices shall, at the Licensee's option, supersede and be substituted for those prices and charges set out or referred to in this Agreement provided any other economic terms are also met. Such substituted price and charge rates to be made effective as of the date of the relevant third party agreement. However, upon the occurrence of the Option Execution Date, if any should occur during the term of this Agreement, then the preferred prices shall revert to the prices and charges set forth in this Agreement without regard to any third party agreements. Such reversion shall be deemed effective as of the Option Execution Date.

7.8    TECHNOLOGY TRANSFER TRAINING

       In consideration of the training described in this Agreement, Licensee will agree to pay sixty thousand dollars ($60,000) for 30 days of technology transfer training at date(s) to be agreed in writing.

7.9    ANNUAL MAINTENANCE AND UPDATE SERVICE

       In consideration of the maintenance and update services as described in Appendix C to be provided in this Agreement during the first year from the Commencement Date, Licensee shall pay Licensor one hundred thousand dollars ($100,000).

       For the second and subsequent years of service, Licensee may continue with (in which case Licensor shall provide) the same level of service as the first year for one hundred thousand US dollars ($100,000) per year, or negotiate a higher level of service.

7.10   INTEGRATION SERVICES

       In consideration of the integration services detailed in paragraph 4(g) of Appendix C to this Agreement, Licensee shall pay Licensor one hundred thousand dollars ($100,000).

7.11   NON-RECURRING ENGINEERING ("NRE") FEES

       If NRE work is required, Licensor shall charge the following rates:
       $1,250 per staff day; $20,000 per staff month; or $175,000 per staff year for a dedicated Licensor engineer. These rates will increase by 10% per year from 1 February 2002. Additional fees may also be required for items such as equipment, materials, travel and lodging as necessary to facilitate the NRE work. Such fees will only be payable if Licensee has previously agreed to the type and level of additional fees.

7.12   PAYMENT TERMS

       7.12.1 The first Minimum Quarterly Fees will be due upon the Commencement Date. Subsequent Minimum Quarterly Fees will be due on the Quarter days specified in Clause 7.1. If the total aggregate value of Transactional License Fees should exceed the unused portion of the cumulative Minimum Quarterly Fees credit, then Licensee will report the difference and (in addition to payment of the Minimum Quarterly Fees) pay the excess Transactional License Fees owed to Licensor (as illustrated in Appendix F). Payment terms for Sun pass through payments pursuant to 7.3 if applicable, shall be negotiated at such time.

       7.12.2 The annual maintenance and update service fee is payable in advance and may be paid in equal Quarterly instalments. Payment for each subsequent Quarter of service will be due prior to the expiration of the current Quarterly service period.

       7.12.3 Unless otherwise already stated above, Licensee will pay Licensor all fees, including Minimum Quarterly Fees and where appropriate fees due under Clause 14.3 within 30 days after receipt of invoice from Licensor, and without prejudice to Licensee's rights and remedies, all fees are non-refundable.

7.13 Unless specified otherwise in this Agreement, all amounts payable under this Agreement shall be paid in US Dollars.

7.14 Any and all payments which may be payable by Licensee to Licensor under the terms of this Agreement shall be made by wire transfer on an account designated in writing by Licensor.

7.15 Any taxes or duties (other than income or profits taxes assessed or imposed upon the sums due to Licensor), upon or with respect to this Agreement shall be borne and discharged solely by Licensee provided such taxes or duties would be lawfully imposed on Licensee other than pursuant to this Clause.

7.16   RECORD KEEPING

       7.16.1 Licensee shall submit reports to Licensor detailing payments received and customer details in relation to the licensing and sale of Jeode Based Products.

       7.16.2 Both Licensor and Licensee shall maintain complete and accurate accounting records, in accordance with sound accounting practices, to support and document all license fees and all other sums distributed or received in connection with this Agreement. As regards Licensee the records need only relate to licences or sales of Jeode Based Product. Such records shall be retained for a period of at least 3 years, and shall be made available to either party, upon reasonable notice.

       7.16.3 Each party ("AUDITING PARTY") shall have the right to inspect the books and records of the other party maintained pursuant to Clause
              7.16.2 ("AUDITED PARTY") (upon reasonable, prior written notice to the Audited Party, during the Audited Party's normal business hours and no more than once a year) using an independent certified public accountant retained by the Auditing Party and reasonably acceptable to the Audited Party, for the sole purpose of verifying any reports, information and/or payments provided or due hereunder and verifying compliance with the material terms and conditions of this Agreement, provided that the scope of such audit shall be limited to the review and examination necessary to accomplish such purpose. In the event past audit results indicate discrepancies of greater than five percent (5%) between fees paid pursuant to the terms of this Agreement and the fees due, then Licensor will be entitled to inspect the books and records of Licensee Quarterly. Such independent certified public accountant shall be bound to hold all information in confidence except as necessary to communicate to the Auditing Party the Audited Party's underpayments, inaccurate reports or information and/or non-compliance with any material terms or conditions of this Agreement. The fees and expenses of such inspection shall be paid by the Auditing Party unless the results of the audit indicate a difference of at least five percent (5%) between fees paid pursuant to the terms of this Agreement and fees due, in which case the Party at fault will pay said reasonable fees and expenses.

       7.16.4 For the avoidance of doubt all reports submitted by Licensee shall be regarded as Confidential Information.

7.17   EVALUATION LICENSES

       In the event that Licensee supplies Jeode Based Products for evaluation purposes no fee, royalty or charge shall be payable to Licensor.

8      SUPPORT AND MAINTENANCE

       Licensor shall provide support and maintenance of the Jeode Software pursuant to the terms of Licensor's standard support and maintenance agreement set out at Appendix C.

9      LICENSOR WARRANTIES

9.1    PRODUCT WARRANTIES

       9.1.1 Licensor warrants that the Jeode Software and Jeode Source Code will, on delivery and for a period of 90 days thereafter perform substantially in accordance with and provide the facilities, functions and capacity set out in the Specifications.

       9.1.2 Licensor warrants that no computer viruses, worms, software bombs or similar items have been, and shall ensure that no such items will be, introduced by it into the Jeode Software or Jeode Source Code.

9.2    ADDITIONAL WARRANTIES

       9.2.1  Licensor warrants that:

              (a) as at the date hereof, except as previously disclosed to Licensee as detailed in Appendix D there are no liens, mortgages, encumbrances, charges over or relating to or affecting the Jeode Software, Jeode Source Code or Licensor Intellectual Property;

              (b) as of the date hereof Licensor has validly applied for, registered, enforced and maintained all the Licensor Intellectual Property;

              (c) as of the date hereof, there are no disputes, and to Licensor's knowledge, having made all reasonable enquiries of its employees, there are no threatened claims or proceedings relating to the Jeode Software, Jeode Source Code or Licensor Intellectual Property; and

              (d) it owns or has rights to all Licensor Intellectual Property and that no employees or other person has any right, interest or title therein.

10     INTELLECTUAL PROPERTY RIGHTS

10.1   OWNERSHIP OF LICENSOR INTELLECTUAL PROPERTY

       Subject to the Licensee's ownership of all Intellectual Property Rights in enhancements to the Jeode Software as described in Clauses 4.1.4 and
       4.1.6 nothing in this Agreement shall confer in Licensee any right of ownership in Licensor Intellectual Property. At no time during or after the term of this Agreement shall Licensee use the rights conferred by Licensor under this Agreement as a basis to (i) challenge or assist another to challenge Licensor's rights in and to Licensor Intellectual Property or (ii) use Licensor Intellectual Property in connection with any of its products or services other than in accordance with this Agreement.

10.2   OWNERSHIP OF LICENSEE INTELLECTUAL PROPERTY

       Nothing in this Agreement shall confer on Licensor any right of ownership in Licensee Intellectual Property. At no time during or after the term of this Agreement shall Licensor use the rights conferred by Licensee under this Agreement as a basis to (i) challenge or assist another to challenge Licensee's rights in and to Licensee Intellectual Property or (ii) use Licensee Intellectual Property in connection with any of its products or services other than in accordance with this Agreement.

10.3   PROTECTION OF INTELLECTUAL PROPERTY

       10.3.1 In the event that the either Party becomes aware of any infringement, misappropriation, threatened misappropriation or any other violation by a third party with respect to the other Party's Intellectual Property, it shall promptly notify the other Party. If the use of any part of Licensor Intellectual Property is, or in the reasonable opinion of Licensee and Licensor is likely to become an infringement of the rights of another person, Licensor shall, at its option but upon notice to Licensee:

              (a) replace the relevant Licensor Intellectual Property with a comparable non-infringing product provided the product complies with the relevant Specification; or

              (b) procure for Licensee the right to continue using and exploiting the relevant Licensor Intellectual Property pursuant to the licenses and rights granted in this Agreement.

10.4 If Licensor wishes to take a license in relation to any Licensee Intellectual Property then the Parties shall at that stage enter into negotiations relating to the applicable license terms.

11     WARRANTIES AND REPRESENTATIONS OF THE PARTIES

11.1   WARRANTIES OF LICENSOR

       Licensor represents and warrants to Licensee that:

       11.1.1 ORGANIZATION

              Licensor is a corporation duly organised and validly existing under the laws of Delaware, and has the corporate power and authority to enter into and perform this Agreement.

       11.1.2 PERMITS; APPROVALS

              Licensor holds all licenses, permits, certifications and other authorisations, the absence of which would have a material adverse effect on its financial condition or business, and there has been no default or violation under any such authorisation and there is no proceeding or investigation that is pending or, to Licensor's knowledge, threatened under which any such authorisation may be revoked, terminated or suspended.

       11.1.3 AUTHORIZATION

              All corporate action on the part of Licensor necessary for the authorization, execution and delivery of this Agreement and for the performance of all of its obligations hereunder and thereunder has been taken, and this Agreement when fully executed and delivered, shall constitute a valid, legally binding and enforceable obligation of Licensor.

       11.1.4 GOVERNMENTAL AND OTHER CONSENTS

              No consent, authorisation, license, permit, registration or approval of, or exemption or other action by, any governmental or public body or authority, or any other person, is required on the part of Licensor in connection with Licensor's execution, delivery and performance of this Agreement, or if any such consent is required, Licensor has satisfied the applicable requirements.

       11.1.5 EFFECT OF AGREEMENT

              Licensor's execution, delivery and performance of this Agreement in accordance with its terms will not (i) violate any judgment, order, writ, injunction or decree of any court applicable to Licensor, (ii) have any effect on the compliance of Licensor with any applicable licenses, permits or authorisations which would materially and adversely affect Licensor, (iii) result in the breach of, give rise to a right of termination, cancellation or acceleration of any obligation with respect to (presently or with the passage of time), or otherwise be in conflict with any term of, or affect the validity or enforceability of, any agreement or other commitment to which Licensor is a party and which would materially and adversely affect Licensor or (iv) result in the creation of any lien, pledge, mortgage, claim, charge or encumbrance upon any assets of Licensor.

       11.1.6 LITIGATION

              As at the date of this Agreement, there are no actions, suits or proceedings pending or, to Licensor's knowledge, threatened, against Licensor before any court or governmental agency which question Licensor's right to enter into or perform this Agreement, or which question the validity of this Agreement.

       11.1.7 SERVICES

              All services to be provided to Licensee pursuant to the terms of this Agreement will be provided with all reasonable skill and care and in accordance with best industry practices.

11.2   WARRANTIES OF LICENSEE

       Licensee represents and warrants to Licensor that:

       11.2.1 ORGANIZATION

              Licensee is a corporation duly organised and validly existing under the laws of Delaware, and has the corporate power and authority to enter into and perform this Agreement.

       11.2.2 AUTHORIZATION

              All corporate action on the part of Licensee necessary for the authorization, execution and delivery of this Agreement and for the performance of all of its obligations hereunder has been taken, and this Agreement when fully executed and delivered, shall constitute a valid, legally binding and enforceable obligation of Licensee.

       11.2.3 GOVERNMENTAL AND OTHER CONSENTS

              No consent, authorisation, license, permit, registration or approval of, or exemption or other action by, any governmental or public body or authority, or any other person, is required on the part of Licensee in connection with Licensee's execution, delivery and performance of this Agreement, or if any such consent is required, Licensee has satisfied the applicable requirements.

       11.2.4 LITIGATION

              As at the date of this Agreement there are no actions, suits or proceedings pending or, to Licensee's knowledge, threatened, against Licensee before any court or governmental agency which question Licensee's right to enter into or perform this Agreement or which question the validity of this Agreement.

11.3   NO IMPLIED WARRANTIES

       EACH PARTY ACKNOWLEDGES AND AGREES THAT THERE ARE NO WARRANTIES, GUARANTEES, CONDITIONS, COVENANTS OR REPRESENTATIONS BY THE OTHER PARTY OTHER THAN AS EXPRESSLY PROVIDED HEREIN AND THAT THE EXPRESS WARRANTIES SET OUT IN THIS AGREEMENT ARE IN LIEU OF ANY WARRANTIES AS TO FITNESS FOR A PARTICULAR PURPOSE OR OTHER ATTRIBUTES, WHETHER EXPRESS OR IMPLIED (IN LAW OR IN FACT), ORAL OR WRITTEN.

12     INDEMNIFICATION

12.1 Licensor shall indemnify and hold harmless Licensee and its Affiliates, and all of their respective employees, officers, contractors, directors, shareholders, legal representatives, agents, successors and assigns (the "Licensee Indemnified Parties"), from any liabilities, costs, judgements or expenses (including attorneys' fees and court costs) losses, claims and damages incurred or suffered by them resulting from the breach by Licensor of any of its representations and warranties in this Agreement. Licensee shall indemnify and hold harmless Licensor and its Affiliates, and all of their respective employees, officers, contractors, directors, shareholders, legal representatives, agents, successors and assigns (the "Licensor Indemnified Parties"), from any liabilities or expenses (including attorney's fees and expenses) incurred by them resulting from any breach by Licensee of any of its representations and warranties in this Agreement.

12.2 Licensor shall indemnify and hold harmless Licensee Indemnified Parties from and against any and all liabilities, losses, damages, claims, judgments, costs and expenses (including reasonable attorneys' fees and court costs) which Licensee Indemnified Parties may incur, suffer or be required to pay based on a claim that: (i) Licensor does not have sufficient right, title and interest in Licensor Intellectual Property to grant the rights and licenses granted to Licensee hereunder; or (ii) Licensor's Intellectual Property infringes any Intellectual Property or misappropriates any proprietary right of any third party; provided, however, that Licensor shall have no such duty to indemnify to the extent such claim is based on (a) any unauthorised modification to Licensor Intellectual Property made by Licensee in breach of this Agreement; (b) Licensee's use of Licensor Intellectual Property except as permitted under this Agreement; (c) any breach of Licensee's obligations under this Agreement.

13     LIMITATION OF LIABILITY

       NOTWITHSTANDING ANYTHING ELSE IN THIS AGREEMENT OR OTHERWISE NEITHER PARTY WILL BE LIABLE WITH RESPECT TO ANY SUBJECT MATTER OF THIS AGREEMENT UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY FOR ANY AMOUNTS IN EXCESS IN THE AGGREGATE OF THE FEES, ROYALTIES AND OTHER SUMS (INCLUDING (WITHOUT LIMITATION) PASS THROUGH PAYMENTS TO SUN OR OTHER THIRD PARTIES AND CHARGES PAID PURSUANT TO CLAUSE 14.3) PAID TO THE OTHER PARTY PURSUANT TO THE TERMS OF THIS AGREEMENT.

       IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY SPECIAL, INCIDENTAL, INDIRECT, PUNITIVE OR CONSEQUENTIAL DAMAGES INCLUDING (WITHOUT LIMITATION) LOSS OF PROFIT, OR REVENUE WHATSOEVER EVEN IF THE PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, INCLUDING, WITHOUT LIMITATION, DAMAGES FOR LOSS OF GOODWILL.

14     OPTION TO PURCHASE

14.1   OPTION TO PURCHASE

       In consideration of entering into this Agreement, Licensor hereby grants Licensee a non-exclusive transferable (pursuant to Clause 18.11) option to purchase a non-exclusive, transferable (pursuant to Clause 18.11) irrevocable, fully paid up, perpetual license to undertake the activities detailed in Clauses 2.1.1, 2.1.2, 2.1.3, 2.1.4, 2.1.5 and 2.1.6.


14.2   EXERCISE OF OPTION

       14.2.1 Licensee may exercise the Option on notice to Licensor:

              (a) at any time after eighteen months from the Commencement Date upon giving Licensor sixty (60) days notice;

              (b) at any time (whether during the period referred to in Clause 14.2.1(a) or otherwise) if Licensor becomes subject to any of the circumstances detailed in Clause 16.1.2.

       14.2.2 In addition, to Licensee's rights under Clause 14.2.4, if Licensee, at its sole and absolute discretion, wishes to exercise the Option for any reason (including but not limited) reasons relating to price, performance, features or quality, then Licensee shall give notice stating cause for such notice. The notice shall be for a period of sixty (60) days and shall to the extent possible recommend a cure. The acceptance of any cure action shall be at the sole and absolute discretion of Licensee.

       14.2.3 In addition to Licensee's rights under Clause 14.2.4, at Licensee's sole and absolute discretion the notice given may have immediate effect or state a period of sixty (60) days. If the Notice is for sixty days (or otherwise) Licensor may make representations to Licensee regarding the exercise of Option.

       14.2.4 At such time as the Option is exercised Licensor will provide Licensee with a written notice setting out Licensor's position and circumstances in relation to the matters covered in the warranties given in Clause 9.2.

       14.2.5 If Licensee exercises the Option pursuant to Clause 14.2.1(a) and the reason is Licensee believes Licensor is in default under this Agreement Licensor will have sixty (60) days to remedy the default before Licensee can exercise the Option.

14.3   PURCHASE PRICE

       14.3.1 If Licensee exercises the Option pursuant to Clause 14.2.1(a) then if at the Option Execution Date the cumulative total of Minimum Quarterly Fees credit (if any) shall be deducted from the Minimum Quarterly Option Fees, and other fees and charges set out below in this Clause 14.3.1. If there is no Minimum Quarterly Fee credit Licensee will pay the Minimum Quarterly Option Fees detailed below as prepayments of the percentage of the Transactional License Fees set out below and the same credit and offsetting that applied to the Minimum Quarterly Fees (as described in Clause 7.1 and illustrated in Appendix F) shall apply to the Minimum Quarterly Option Fees as against the percentage of Transactional License Fees set out below.

-------------------------------------------- -----------------------------------
                 Time Period                     Percentage of Transactional
                                                         License Fees
============================================ ===================================
First 24 months following Option Execution                   100%
Date
-------------------------------------------- -----------------------------------
Subsequent 6 months                                          75%
-------------------------------------------- -----------------------------------
Next subsequent 6 months                                     50%
-------------------------------------------- -----------------------------------
Next subsequent 6 months                                     25%
-------------------------------------------- -----------------------------------


-------------------------------------------- -----------------------------------
                 Time Period                    Minimum Quarterly Option Fees
============================================ ===================================
First 8 Quarters                                          $1,272,727
-------------------------------------------- -----------------------------------
Subsequent 2 Quarters                                      $954,345
-------------------------------------------- -----------------------------------
Next subsequent 2 Quarters                                 $636,364
-------------------------------------------- -----------------------------------
Next subsequent 2 Quarters                                 $318,182
-------------------------------------------- -----------------------------------
                  TOTAL                                  $14,000,000
-------------------------------------------- -----------------------------------

       14.3.2 If Licensee exercises the Option pursuant to Clause 14.2.1(b) then the purchase price to be paid to Licensor for the exercise of the Option shall be five million U.S. dollars ($5,000,000) paid over four Quarters from the Option Execution Date.

         14.4 CONSEQUENCES OF EXERCISED OPTION

       14.1.1 Upon payment of the sums detailed in Clause 14.3, the licenses granted pursuant to Clauses 2.1.1, 2.1.2, 2.1.3, 2.1.4, 2.1.5 and 2.1.6 shall be perpetual, irrevocable and fully paid up. Licensee shall not be under any further obligation to make payment in relation thereto from the date the Option Execution Date other than as detailed in Clause 14.3.

       14.1.2 In the event that Licensee makes modifications to the Jeode Source Code during (one) year from the Execution Date Option, subject to Licensor's continued compliance with the terms of this Agreement, Licensee shall grant Licensor a non-exclusive, non-transferable, perpetual license to use the modifications.

       14.4.3 Upon the occurrence of the Option Exercise Date, Licensor's obligations with respect to maintenance and support shall immediately terminate.

15     CONFIDENTIALITY

15.1 The Parties recognise that, in connection with the performance of this Agreement, each Party (in such capacity, the "Disclosing Party") may disclose, or may cause to be disclosed, Confidential Information to the other Party (the "Receiving Party"). The Receiving Party agrees (i) not to use any such Confidential Information for any purpose other than in the performance of its obligations or exercise of its rights under this Agreement and (ii) not to disclose any such Confidential Information, except to its Affiliates, employees, consultants, sub-contractors or representatives who are reasonably required to have the Confidential Information in connection with discharging obligations or exercising rights under this Agreement (provided that the Receiving Party shall ensure that if requested by the Disclosing Party the persons mentioned in Clause 15.1(ii) execute a confidentiality undertaking at least equivalent to the terms of this Clause 15) or as may be required by applicable law. Any Party required by law to disclose Confidential Information shall use best efforts to provide notice to the other Party prior to the disclosure of the Confidential Information and, in any event, shall provide written notice to the other Party within twenty-four (24) hours of providing Confidential Information pursuant to applicable law. The Receiving Party agrees to take all reasonable measures to protect the secrecy and confidentiality of, and avoid disclosure or unauthorized use of, Confidential Information. This Clause will remain in full force and effect notwithstanding the termination of this Agreement (howsoever caused) for a period of ten (10) years following the date of termination of this Agreement.

15.2 Each Party agrees that its obligations under this Clause 15 are necessary and reasonable to protect the other Party and its business, that any violation of these provisions could cause irreparable injury to the other Party for which money damages may be inadequate, and that, in addition to any other remedies that may be available in law, the other Party shall be entitled to obtain injunctive relief against the threatened breach of the provisions of this Clause 15 without the necessity of proving actual damages. The Parties agree that the remedies set forth in this Clause 15 are in addition to and in no way preclude any other remedies or actions that may be available under this Agreement.

16     TERMINATION

16.1 Either Party may terminate this Agreement with immediate effect on notice if:

       16.1.1 the other party breaches a material provision of this Agreement (and if having received sixty days notice, the breaching party fails to remedy that breach); or

       16.1.2 the other party ceases to do business, seeks protection under any bankruptcy, trust deed, creditors arrangement composition or arrangement with creditors, becomes or is deemed insolvent and thereby unable to perform its obligations under this Agreement, has a receiver, manager, administrator, administrative receiver or similar officer appointed in respect of the whole or any part of its assets or business, makes any composition or arrangement with its creditors, takes or suffers any similar action in consequence of debt or an order or resolution is made for its dissolution or liquidation (other than for the purpose of solvent amalgamation or reconstruction), or any equivalent or similar action or proceeding is taken or suffered in any jurisdiction.

16.2 Termination of this Agreement, for whatever cause, shall be without prejudice to the rights or liabilities of either Party accrued prior to the date of termination and shall not affect either Party's ownership of its Intellectual Property Rights.

16.3   Clauses 2 (pursuant to Clause 17), 4.1.4, 4.1.6, 9, 10, 11, 12, 13, 14,
       15, 17, 18.1, 18.5, 18.6, 18.8 and 18.11 shall survive termination of this Agreement.

17     CONSEQUENCES OF TERMINATION

17.1 Subject to Clause 17.3 if Licensee terminates this Agreement or this Agreement expires then:

       17.1.1 Licensee shall be entitled to have the benefit of the Licenses granted in this Agreement in respect of Jeode Based Products existing at the effective date of termination and shall have the benefit of such licenses for a transitional period of upto one year after the effective date of termination;

       17.1.2 Licensee shall continue to pay the Transactional License Fees (but not the Minimum Quarterly Fees) to Licensor provided the applicable conditions concerning revenue recognition detailed in Clause 7 apply so that in all respects Licensee may, amongst other things, continue to derive revenue from and fully support its customers.

17.2   If Licensor terminates this Agreement pursuant to Clause 16.1 then Clause
       17.1 shall apply save that the one year transitional period referred to in Clause 17.1.1 shall be reduced to six (6) months from effective date of termination.

17.3 For the avoidance of doubt Clauses 17.1 and 17.2 shall not apply if the Option Exercise Date occurs before the effective date of termination in which event the perpetual, irrevocable fully paid up license detailed in Clause 14.4.1 shall survive termination or expiry of this Agreement.

17.4 Notwithstanding termination of this Agreement (howsoever caused) Licensee shall continue to use Licensor Trademarks pursuant to Clause 2.4 until either the expiry of twelve (12) months from the effective date of termination or upon Licensee's next major revision of Jeode Based Products, whichever is the earlier.

18     GENERAL

18.1   GOVERNING LAW; DISPUTE RESOLUTION

       This Agreement shall be governed in all respects by the laws of the United States of America and the State of California. All disputes arising under or related to this Agreement or the rights granted hereunder shall be brought in Superior Court of the State of California in Santa Clara County or the United States District Court for the Northern District of California in San Francisco. The Superior Court of the State of California in Santa Clara County and the United States District Court for the Northern District of California in San Francisco shall each have non-exclusive jurisdiction over disputes under this Agreement. The parties agree that the United Nations Convention on Contracts for the International Sale of Goods is specifically excluded from application to this Agreement.

18.2   EXPORT RESTRICTIONS

       All software and technical information delivered under this Agreement are subject to U.S. export control laws and may be subject to export or import regulations in other countries. Licensee agrees to strictly comply with all such laws and regulations.

18.3   PUBLICITY

       18.3.1 Licensee and Licensor agree to issue a joint press release announcing the existence of this Agreement (the "PRESS RELEASE").

       18.3.2 During the term of this Agreement, neither Party may make or send a public announcement, communication or circular referring to or using the other Party's trademarks, or referring to the content of this Agreement (other than the existence of this Agreement subject to 18.3.3 below) unless it has first obtained the other Party's written consent, which will not be unreasonably withheld.

       18.3.3 The Licensee shall announce its relationship with the Licensor no later than 90 days prior to shipment of Jeode Software as incorporated within Wind River Operating Systems and announce details concerning any Jeode Based Product no later than 30 days prior to product launch. The Licensor shall not disclose any of the aforementioned information before these dates and will use reasonable endeavours to avoid unauthorised disclosure.

18.4   NOTICES AND OTHER COMMUNICATIONS

       Any and all notices, requests, demands and other communications required or otherwise contemplated to be made under this Agreement shall be in writing and in English and shall be provided by one or more of the following means and shall be deemed to have been duly given (i) if delivered personally, when received, (ii) if transmitted by facsimile, on the first (1st) business day following receipt of a transmittal confirmation or (iii) if by international courier service, on the fourth
       (4th) business day following the date of deposit with such courier service, or such earlier delivery date as may be confirmed to the sender by such courier service. All such notices, requests, demands and other communications shall be addressed as follows:

         If to Licensor:

                  Insignia Solutions, Inc.
                  41300 Christy Street
                  Fremont, CA 94538
                  USA

                  Attention:   Director of Legal Affairs
                  Fax:         510-360-3702

         If to Licensee :

                  Wind River Systems, Inc.
                  500 Wind River Way
                  Alameda CA 94501
                  USA

                  Attention:   Vice-President Intellectual Property and
                               Legal Affairs]
                  Fax:         [510-749 2255

       or, in each case, to such other address or facsimile number as a Party may have furnished to the other Party in writing.

18.5   SEVERABILITY

       If any provision in this Agreement shall be found or be held to be invalid or unenforceable, then the meaning of said provision shall be construed, to the extent feasible, so as to render the provision enforceable, and if no feasible interpretation would save such provision, it shall be severed from the remainder of this Agreement which shall remain in full force and effect unless the severed provision is essential and material to the rights or benefits received by any Party. In such event, the Parties shall use best efforts to negotiate, in good faith, a substitute, valid and enforceable provision or agreement which most nearly effects the Parties' intent in entering into this Agreement.

18.6   RELATIONSHIPS OF THE PARTIES

       Both parties are independent contractors under this Agreement. Nothing contained in this Agreement is intended nor is to be construed so as to constitute the Parties as partners, agents or joint ventures with respect to this Agreement. Neither party hereto shall have any express or implied right or authority to assume or create any obligations on behalf of or in the name of the other party or to bind the other party to any contract, agreement or undertaking with any third party.

18.7   REFERENCES; SUBJECT HEADINGS

       The subject headings of the Clauses in this Agreement are included for the purpose of convenience of reference only, and shall not affect the construction or interpretation of any of its provisions.

18.8   FURTHER ASSURANCES

       The Parties shall each perform such acts, execute and deliver such instruments and documents, and do all such other things as may be reasonably necessary to accomplish the transactions contemplated in this Agreement.

18.9   NO WAIVER

       No waiver of any term or condition of this Agreement shall be valid or binding on a Party unless the same shall have been mutually assented to in writing by all Parties. The failure of a Party to enforce at any time any of the provisions of this Agreement, or the failure to require at any time performance by the other Party of any of the provisions of this Agreement, shall in no way be construed to be a present or future waiver of such provisions, nor in any way affect the ability of a Party to enforce each and every such provision thereafter.

18.10  ENTIRE AGREEMENT; AMENDMENTS

       The terms and conditions contained in this Agreement (including the Schedules and Appendixes) constitute the entire agreement between the Parties and supersede all previous agreements and understandings, whether oral or written, between the Parties with respect to the subject matter of this Agreement. No agreement or understanding amending this Agreement shall be binding upon any Party unless set forth in a written document which expressly refers to this Agreement and which is signed and delivered by duly authorised representatives of each Party.

18.11  BINDING EFFECT; ASSIGNMENT

       Licensor shall not assign, transfer or novate its rights or obligations under this Agreement without obtaining Licensee's prior written consent, such consent not to be unreasonably withheld. Licensor may assign, novate or transfer its rights or obligations under this Agreement to an Affiliate without requiring Licensor's consent provided it notifies Licensor.

18.12  NO BENEFICIARIES

       Nothing herein, express or implied, is intended to or shall be construed to confer upon or give to any person, firm, corporation or legal entity, other than the Parties, any interests, rights, remedies or other benefits with respect to or in connection with any agreement or provision contained herein or contemplated hereby.

18.13  FORCE MAJEURE

       Neither Party shall be held responsible for failure of or delay hereunder, if such failure of delay is due to act of God or public enemy, war, government acts or regulations, fire, flood, embargo, quarantine, epidemic, differences with workman (other than the staff of the Party claiming under this Clause accident, unusually severe, weather or other cause similar or dissimilar to the foregoing, beyond their reasonable control (each such event a "Force Majeure").

       If the performance of this Agreement by either Party or any obligation hereunder is prevented, restricted or interfered with by reason of a Force Majeure event, the Party whose performance is so affected, upon giving prompt notice to the other Party, shall be excused from such performance to the extent of such Force Majeure event; provided however, that the party so affected shall take all reasonable steps to avoid or remove such causes of non performance and shall continue performance hereunder with dispatch whenever such causes are removed.

18.14  COUNTERPARTS

       This Agreement may be executed in any number of counterparts, and each counterpart shall constitute an original instrument, but all such separate counterparts shall constitute only one and the same instrument.

IN WITNESS WHEREOF, the Parties have caused their respective duly authorised representatives to execute this Agreement as of the date hereof.

WIND RIVER SYSTEMS, INC.

         By: ________________________
             Name:


             Title:



INSIGNIA SOLUTIONS INC.

         By: _________________________
             Name:


             Title:

                                   SCHEDULE 1
                                 JEODE SOFTWARE


JEODE PRODUCT SUMMARY

The Jeode product is Insignia's implementation of Sun's Java(TM) technology, compatible with specifications published by Sun, and specifically developed to run Java applications on embedded systems and Internet Appliances.

Jeode allows developers to create reliable, efficient, and predictable Java applications for these types of device.

COMPONENTS OF JEODE

The Jeode product consists of two components: JeodeRUNTIME(TM)and
JeodeSUITE(TM).

JEODERUNTIME

JeodeRUNTIME is the Jeode product runtime environment on your target platform. It consists of the Jeode EVM(TM) (Embedded Virtual Machine(TM)), and the JeodeCLASS(TM) embedded class libraries:


     1.   JEODE EVM
          The Jeode EVM allows you to run Java applications on embedded systems. The EVM is highly configurable and tunable for the specific embedded application, with a dynamic compiler for combined fast execution and a small memory footprint.

     2.   JEODECLASS
          JeodeCLASS embedded class libraries are compatible with Sun's Java specifications (for Personal or Embedded Java, depending on the platform).

JEODESUITE

JeodeSUITE is the set of tools provided to help you develop and run Java applications using your host platform. It consists of JeodeBUILD(TM) and JeodeDEBUG(TM):

     1.   JEODEBUILD
          JeodeBUILD is the set of build-time tools for editing, compiling, and browsing the Java application. These tools are available either with the Jeode product or from third-party suppliers (such as the Sun JDK).

     2.   JEODEDEBUG
          JeodeDEBUG is the set of runtime utilities for examining the behavior of the Java application and JeodeRUNTIME. JeodeDEBUG tools currently include JeodeMONITOR. Source-level debuggers are provided by third-party vendors - for example, Sun's jdb tool. Jeode also supports standard tool interfaces, as specified by Sun, such as for debugging (JVMDI/JDWP) and for profiling (JVMPI).

CD COMPONENTS

The Jeode product is available as a Binary or a Source CD.

BINARY CD

The binary CD is installable on a Windows NT PC, and provides JeodeSuite tools for the NT PC, and the JeodeRuntime product for the selected target device. JeodeRuntime should then be downloaded onto the required target device from the PC.

So, for example, with the Jeode 1.7 release, binary CD components include:


   ------------------   ---------------------------------------------------------------------
   DIRECTORY NAME         CONTAINS

   ------------------   ---------------------------------------------------------------------
   BIN                    Tools executable wrappers.

   ------------------   ---------------------------------------------------------------------
   DEMO                   Demonstration java applications and launch files.

   ------------------   ---------------------------------------------------------------------
   DOCS                   Binary HTML documentation.

   ------------------   ---------------------------------------------------------------------
   INCLUDE                Header files (for Sun interfaces such as JVMPI).

   ------------------   ---------------------------------------------------------------------
   LIB                    JeodeSuite tools.

   ------------------   ---------------------------------------------------------------------
   SAMPLE                 sample source for JNI invocation.

   ------------------   ---------------------------------------------------------------------
   [TARGET OS NAME]       JeodeRuntime for the target device.

   ------------------   ---------------------------------------------------------------------

SOURCE CD

The source CD contains the source code comprising the Jeode product, and the tools required to build the binary Jeode product.

So, for example, with the Jeode 1.7 release, source CD components include:


   ------------------   ---------------------------------------------------------------------
   DIRECTORY NAME         CONTAINS

   ------------------   ---------------------------------------------------------------------
   ARCHS                  Target architecture-specific code (for example, for MIPS devices).

   ------------------   ---------------------------------------------------------------------
   BASE                   Base (common) code for the Jeode product.

   ------------------   ---------------------------------------------------------------------
   DEMO                   Demonstration java applications and launch files.

   ------------------   ---------------------------------------------------------------------
   DOCS                   Source HTML documentation.

   ------------------   ---------------------------------------------------------------------
   DOCS-BIN               Binary-only HTML documentation.

   ------------------   ---------------------------------------------------------------------


   ------------------   ---------------------------------------------------------------------
   DRL                    Defines the contents of the Jeode product.

   ------------------   ---------------------------------------------------------------------
   GEN                    Generated files.

   ------------------   ---------------------------------------------------------------------
   JAVA                   JeodeRuntime for the target device.

   ------------------   ---------------------------------------------------------------------
   OS                     Target OS-specific code (for example, for Windows CE OS's).

   ------------------   ---------------------------------------------------------------------

                                   SCHEDULE 2

                          WIND RIVER OPERATING SYSTEMS

VxWorks and successors

VxWorks AE and successors

pSOS and successors

Wind River Linux and successors

pOSEK and successors

OSEKWorks and successors

IxWorks and successors

                                   SCHEDULE 3

                                   TRADEMARKS


Attachment A
Insignia Trademarks


[JEODE LOGO]


[INSIGNIA SOLUTIONS LOGO]


EVM(TM)


Jeode(TM)


Insignia(TM)


Insignia Solutions(TM)

                                   SCHEDULE 4

                                  DELIVERABLES


Licensor will agree to provide Licensee with a standard implementation of the Jeode 1.5.2 (or later if more current release) technology in binary and source code forms, tested with the Sun EmbeddedJava compatibility test suites, ported to: 1) the PowerPC processor and running on Licensee's VxWorks v 5.4 operating system (excluding java.awt) 2) X86 processor and running on the RedHat Linux version 6.2 operating system, 3) Windows CE ports to the SA, SH and MIPS processors.

Licensor will agree to provide Licensee with a standard implementation of the Jeode 1.5.2 (or later if more current release) technology in binary and source code forms, tested with the Sun PersonalJava compatibility test suites, ported to: ARM, Hitachi SH, and MIPS processors running on the Windows CE operating system.

Licensor will provide Licensee with other non-proprietary ports of the Jeode Software.

                                   SCHEDULE 5
                              SOURCE CODE TRAINING
                    Insignia Standard Source Training Agenda


LOCATION:   Insignia UK

DATE:

------------------------------- -------------------------- --------------------- ---------------------------- ----------------------
MONDAY                          TUESDAY                    WEDNESDAY             THURSDAY                     FRIDAY
------------------------------- -------------------------- --------------------- ---------------------------- ----------------------
10:00                           10:00                      10:00                 10:00                        10:00

Introduction to Insignia        Dynamic Adaptive           Tools                 Debugging                    JeodeAssist
                                Compiler, DAC 1
Tour of facilities &                                       - Jeode Configurator  - Overview of debugging      - Support
introduction to departments     -  Target processor                                techniques
                                   prerequisites &         - Jeode Monitor                                    - Bug reporting
Product Presentation               alternatives                                  - EVM debug variants
                                                           - debugging                                        - Change submission
                                -  Cuckoo builds                                 - Asserts
                                                           - profiling                                        - Taking new code
                                -  Compiler porting                              - JAB debugger in depth
                                                           - deployment


11:30

Architecture Intro              12:00
                                                                                                              12:00

                                DAC 2 - Glue
                                                                                                              Q&A
                                - Base glue

                                - Host glue
------------------------------------------------------------------------------------------------------------------------------------


------------------------------- -------------------------- ----------------------- -------------------------- ----------------------
LUNCH                           LUNCH                      LUNCH                   LUNCH                      LUNCH

------------------------------- -------------------------- ----------------------- -------------------------- ----------------------

14:00                           14:00                      14:00                   14:00                      14:00

Source Intro                    DAC 3 - GRASP              -  OS Porting           Testing and Certification   Q&A

-  Masterpack overview          -  Introduction to GRASP   -  OSAPI Interface      - strategy

-  Building overview            -  Writing GRASP           -  Porting Jeode        - process
                                   definitions
-  Development environment                                                         - Bytecode Tests
                                -  GRASP test suite
    -  Build system                                                                - TCK
                                                                                   - benchmarking
                                15:30                      16:00

15:30                           Garbage Collector          Graphics - porting AWT
                                - design
    - OSAPI
                                - configuration


------------------------------- -------------------------- ----------------------- -------------------------- ----------------------

                                   APPENDIX A
                   JEODE SOURCE DEVELOPMENT LICENCE AGREEMENT


                           SOURCE DEVELOPMENT LICENSE
                               (JEODE TECHNOLOGY)


This Source Development License ("SOURCE LICENSE") is entered into this the ____ day of __________________, 2000, ("EFFECTIVE DATE") between Wind River Systems Inc., a Delaware corporation, with its principal offices at 500 Wind River Way, Alameda, CA 94501 ("WRS") and ____________________________________, a(n)
____________________________ corporation, with its principal offices at
______________________________________________________________________________
("LICENSEE").



Whereas WRS has entered into certain agreements with its supplier, Insignia Solutions, Inc. ("INSIGNIA") which gives WRS certain rights and abilities concerning certain software technology and;

Whereas Licensee desires to receive and use that same software technology;

Therefore the parties hereto agree as follows:

1      DEFINITIONS.

1.1 "DOCUMENTATION" means any and all forms of user materials related to the Jeode Technology that WRS makes available to Licensee.

1.2 "ERROR" means any failure of the Jeode Technology to conform in all material respects to the Documentation.

1.3 "ERROR CORRECTION" means an action taken, that, whether in the form of a modification, addition, procedure, or routine, when taken or observed, establishes material conformity to the Documentation therefor or eliminates the practical adverse effect of an Error in the regular operation of the Jeode Technology.

1.4 "JEODE TECHNOLOGY" means JeodeRuntime plus related software development tools marketed by Insignia under the name "Jeode" and as licensed to Licensee on the Licensed O/S.

1.5 "JEODERUNTIME" means, in whole or in part, Insignia's proprietary implementation of Sun's PersonalJava (pJava) specifications in effect as of the Effective Date for the Java virtual machine ("Embedded Virtual Machine" or "EVM") plus related embedded class libraries.

1.6 "INTELLECTUAL PROPERTY RIGHTS" means all worldwide statutory and common law rights associated solely with (i) patents and patent applications;
       (ii) works of authorship including copyrights, copyright applications, copyright registrations and "moral rights"; (iii) the protection of trade and industrial secrets and confidential information; and (iv)
divisions, continuations, renewals, and re-issuances of the foregoing now existing, acquired or devised in the future.

1.7 "LICENSED OPERATING SYSTEM" or "LICENSED O/S" means pJava JeodeRuntime ported to the _________________ operating system.

1.8 "PRODUCT" means any finished product that includes in binary form the Jeode Technology in whole or in part and is manufactured by or for Licensee and/or an OEM and sold, licensed, leased, or otherwise put into service by any of the above. A Product must: (i) have a principal purpose that is substantially different from that of the Jeode Technology; (ii) represent a significant functional and value enhancement to the Jeode Technology; and (iii) not be marketed as a technology that replaces or substitutes for the Jeode Technology.

1.9 "REFERENCE PLATFORM" means the Jeode Technology as ported to the___________ platform.

1.10 "SUN" means Sun Microsystems, Inc., its affiliates and its successors and assigns.

1.11 "TECHNOLOGY COMPATIBILITY KIT" or "TCK" means the test programs, procedures and/or other requirements, designated by Sun for use in verifying compliance of the Jeode Technology.

1.12 "TRADE SECRET" means any scientific or technical information, design, process, procedure, formula, or improvement that is commercially valuable and secret (in the sense that its confidentiality affords Insignia a competitive advantage over its competitors). Trade Secrets include (without limitation) any and all forms of computer code, system design and specifications, programming sequences, algorithms, flow charts, and formats pertaining to the Jeode Technology.

1.13 "UPDATE" means new versions of the Jeode Technology developed by or on behalf of Insignia or WRS, which may include Error Corrections and/or other modifications, and may be released by WRS from time to time.

2      LICENSE GRANT.

2.1 DELIVERY AND GRANT. Prior to WRS's delivery of the Jeode Technology, Licensee must have entered into the appropriate Sun Community Source License Agreement. WRS shall deliver the Reference Platform in the following format: plus Documentation. WRS grants to Licensee, to the extent of Insignia's Intellectual Property Rights, *[a worldwide, / within the territory of ____________, a] non-transferable, non-exclusive, license to modify, port to different target processor architectures, and use, during the Term, the Jeode Technology and any Updates Licensee receives pursuant to separate agreement, solely for the purpose of researching, developing, maintaining, testing and supporting Product(s). The preceding development rights include the right to produce up to ten
       (10) copies of the Jeode Technology in whole or in part for inclusion within any prototype(s) for each Product for internal development, demonstration, or evaluation purposes.

2.2    RESTRICTIONS.

       2.2.1 Licensee may not modify the Jeode Technology, or any component thereof, except as reasonably necessary for the exercise of Licensee's porting rights pursuant to Section 2.1.

       2.2.2 Licensee may not port the Jeode Technology to any operating system other than the Licensed O/S.

       2.2.3 Licensee may not make any more than one (1) copy of the Jeode Technology or Documentation, which copy may be used as a backup only.

       2.2.4 Licensee may not, directly or indirectly, reproduce or distribute any copies of the Jeode Technology or JeodeRuntime under this Source License.

       2.2.5 Licensee may not sublicense or contract with any third party regarding the exercise of any rights or obligations contained within this Source License.

2.3    OWNERSHIP, LICENSE, AND ASSIGNMENT TO INSIGNIA.

       2.3.1 Licensee Ports. Subject always to Insignia's Intellectual Property Rights in the Jeode Technology, Licensee will own all porting-related modifications ("Licensee Ports") that Licensee makes to the Jeode Technology. Licensee grants to Insignia a worldwide, royalty-free, non-exclusive, perpetual, and irrevocable license, to the extent of Licensee's Intellectual Property Rights covering Licensee Ports, to use, reproduce, modify, display and distribute Licensee Ports in any form, including the right to sublicense such rights. Licensee agrees to deliver such Licensee Ports, if any, to Insignia no later than Licensee's first transfer, license, or delivery of such Licensee Port to any third party.

       2.3.2 Licensee Modifications. In the event that Licensee modifies the Jeode Technology in any manner other than development of a Licensee Port (for example, any patches, workarounds, bug fixes or other modifications or enhancements ("Licensee Modification(s)")), then Licensee shall deliver to WRS: 1) all source code and related documentation promptly upon the earlier of a) completion of testing of such Licensee Modification, b) internal deployment within Licensee, or c) release or delivery to any third party; and
              2) Licensee shall, in a timely manner, take all steps reasonably requested by WRS to effect the full and effective assignment of ownership of such Licensee Modification to WRS. THIS ASSIGNMENT OF OWNERSHIP OF LICENSEE MODIFICATION(S) CONSTITUTES AN ESSENTIAL PART OF THIS SOURCE LICENSE. NO USE OF THE JEODE TECHNOLOGY IS AUTHORIZED HEREUNDER EXCEPT SUBJECT TO THIS REQUIREMENT.

2.4 WRS Deliverables. To assist Licensee in its exercise of the rights granted by this Source License, WRS shall, promptly upon completion of this Source License, provide to Licensee one (1) copy of the Jeode Technology ported to the *_____________ platform(s) in source code form, for use as a reference implementation.

2.5 License Fee. Licensee's rights under this Source License are expressly conditioned upon payment in full of the non-refundable development license fee associated with this license of the Jeode Technology. The license fee in the amount of * _____________________ ($_____________)
       must be paid by Licensee to WRS in advance of WRS's delivery to Licensee of the Jeode Technology.

3      LIMITED WARRANTY.

3.1 THE JEODE TECHNOLOGY IS PROVIDED UNDER THIS LICENSE "AS IS", AND WRS EXCLUDES TO THE FULL EXTENT ALLOWED BY APPLICABLE LAWS ALL TERMS, WARRANTIES, AND CONDITIONS, INCLUDING, WITHOUT LIMITATION, THAT THE JEODE TECHNOLOGY IS FREE OF DEFECTS, MERCHANTABLE, SATISFACTORY, OR FIT FOR A PARTICULAR PURPOSE. WRS DOES NOT WARRANT THAT THE JEODE TECHNOLOGY WILL MEET LICENSEE'S REQUIREMENTS OR THAT ITS USE WILL BE UNINTERRUPTED OR ERROR FREE. THIS DISCLAIMER OF WARRANTY CONSTITUTES AN ESSENTIAL PART OF THIS LICENSE. NO USE OF THE JEODE TECHNOLOGY IS AUTHORIZED HEREUNDER EXCEPT SUBJECT TO THIS DISCLAIMER.

3.2 NOTE ON JAVA TECHNOLOGY. The Jeode Technology contains support for programs written in the Java programming language. Java Technology is not fault tolerant and is not designed, manufactured, or intended for use or resale as on-line control equipment in hazardous environments requiring fail-safe performance, such as in the operation of nuclear facilities, aircraft navigation or communication systems, air traffic control, certain medical devices, or weapons systems, in which the failure of Java Technology could lead directly to death, personal injury, or severe physical or environmental damage. WRS for itself and its supplier disclaims any express or implied warranties for any such use. If Licensee uses Jeode Technology and/or JeodeRuntime for such applications, Licensee will indemnify and hold harmless WRS and its suppliers from any claims, loss, cost, damage, expense, or liability, including attorneys' fees, arising out of or in connection with such applications.

4      INTELLECTUAL PROPERTY RIGHTS

4.1 All Intellectual Property Rights in the Jeode Technology and Documentation provided hereunder, and any copies of the Jeode Technology and Documentation, are owned by WRS or its suppliers. This Source License will not affect any other confidential disclosure agreement between the parties.

4.2 WRS represents and Licensee hereby acknowledges that the Jeode Technology contains substantial Trade Secrets of WRS. These Trade Secrets have been entrusted to Licensee for use only as expressly authorized under this Source License.

4.3 WRS may exercise all rights as it might have at law or in equity for the protection of its Intellectual Property Rights, including an injunction enjoining the breach or threatened breach of this Section. Licensee and WRS agree that, in the event of legal proceedings, the party with judgment against it will be responsible for the reasonable legal fees and costs of the other party.

4.4 Licensee's Protective Obligation and WRS Audit Rights. Licensee will use commercially reasonable efforts, consistent with the practices and procedures under which Licensee protects Licensee's own most valuable proprietary information and materials, to protect

       WRS's Intellectual Property Rights in the Jeode Technology and the Documentation against any unauthorized or unlawful use, disclosure, or copying. WRS has the right, at WRS's expense, to audit Licensee's practices and procedures upon reasonable notice to Licensee and at a time that is mutually agreeable.

5      CONFIDENTIALITY.

5.1 Confidential Information. "Confidential Information" means any business or technical information belonging to WRS or Licensee, that is designated by the disclosing party as "confidential" or "proprietary" regardless of the form of the disclosure. WRS hereby designates the source code form of the Jeode Technology and the terms and conditions of this Source License as WRS's Confidential Information.

5.2    Exclusions. Confidential Information shall not include information that:
       (i) is or becomes generally known or available by publication, commercial use or otherwise through no fault of the receiving party; (ii) is know to the receiving party at the time of disclosure without violation of any confidentiality restriction and without any restrictions on the receiving party's further use or disclosure; (iii) is independently developed by the receiving party; (iv) is received from a third party not under an obligation as to disclosure of such information; (v) is permitted for release or disclosure to any third party by the written prior consent of the disclosing party; or (vi) is furnished to a third party by disclosure without imposing similar restrictions on such third party.

5.3 Use and Disclosure Restrictions. For a term of two (2) years from the last disclosure of Confidential Information, each party will refrain from using the other party's Confidential Information except as permitted herein, and will use the same level of care to prevent disclosure of the other party's Confidential Information that it uses with its own information of similar sensitivity and importance, but in any event will not use less than reasonable care to prevent disclosure of the other party's Confidential Information. However, each party may disclose Confidential Information of the other party: (i) pursuant to the order or requirement of a court, administrative agency, or other governmental body, provided that the receiving party gives reasonable notice to the disclosing party to contest such order or requirement; (ii) on a confidential basis to Licensee's parent, subsidiary, and affiliated companies; and (iii) on a confidential basis to legal or financial advisors.

6      TERM AND TERMINATION.

6.1 Term. Subject to Section 6.2, the term of this Source License shall be for a period of *three (3) years, commencing on the Effective Date. Upon the natural expiration of the first *three (3) year period ("Term" or "Initial Term" as the context provides), this Source License shall automatically renew for one (1) year periods ("Term"), unless either party provides the other party written notice of its desire not to renew at least ninety (90) days prior to the conclusion of the current Term.

6.2    Termination.

       6.2.1 Either party may terminate this Source License, with or without cause, upon ninety (90) days' written notice to the other party, except during the first three (3) months of the Initial Term during which advance written notice of one hundred eighty (180) days is required.

       6.2.2 This Source License and the rights granted hereunder will terminate automatically if Licensee fails to comply with the terms of this Source License and fail to cure such breach within thirty
              (30) days of WRS's notice to Licensee regarding such breach. This Source License will terminate immediately as contemplated in
              Section 7.1 or at WRS's discretion upon any action initiated in the first instance by Licensee alleging that use or distribution of the Jeode Technology i) infringes any Intellectual Property Right owned or controlled by Licensee or ii) is in any way invalid.

       6.2.3 Upon termination of this Source License, Licensee shall immediately discontinue use of the Jeode Technology, this Source License and all rights granted hereunder shall cease, and Licensee shall return or an authorized officer shall certify the destruction of all copies of the Jeode Technology to WRS.

       6.2.4 Survival. The termination of this Source License will not prevent the continuation of any other agreement Licensee may have with WRS. Provisions in this Source License that should remain in effect beyond termination, because of their nature, will survive. These provisions include, without limitation, Sections 2.3, 3, 4, 5, 6.2, 7, 8.4, 8.5, and 8.6.

7      LIABILITY.

7.1    Infringement.

       7.1.1 WRS's Obligation. Should the Jeode Technology or any component of the Jeode Technology, as delivered by WRS to Licensee, become the subject of an Intellectual Property Right infringement claim, WRS may, at its sole option, (i) procure the rights necessary for Licensee to continue using the Jeode Technology, (ii) modify the Jeode Technology so that it is no longer infringing, or (iii) terminate Licensee's right to use the Jeode Technology, immediately upon written notice, and refund to Licensee the fees that Licensee has paid under this Source License. WRS will have no obligation under this Section 7.1 with regard to infringement or misappropriation arising out of (i) modifications to the Jeode Technology that were not done by WRS; (ii) the development, use or distribution of the Products; and (iii) the use of the Jeode Technology in combination with hardware or software not provided by WRS.

       7.1.2 Licensee's Obligation. Should any Licensee Port or Licensee Modification or any component thereof, as delivered by Licensee to WRS, become the subject of an Intellectual Property Right infringement claim, Licensee must either (i) procure the rights necessary for WRS to continue using such port or modification without cost to WRS, or (ii) modify the same so that it is no longer infringing.

7.2    LIMITATION OF LIABILITY. TO THE FULL EXTENT ALLOWED BY APPLICABLE LAW,
       (i) WRS'S LIABILITY TO LICENSEE FOR CLAIMS RELATING TO THIS SOURCE LICENSE AND (ii) LICENSEE'S LIABILITY TO WRS FOR CLAIMS RELATING TO THIS SOURCE LICENSE, WHETHER FOR BREACH OR IN TORT, SHALL BE LIMITED TO ONE HUNDRED PERCENT (100%) OF THE AMOUNT HAVING THEN ACTUALLY BEEN PAID BY LICENSEE TO WRS FOR ALL DEVELOPMENT COPIES LICENSED HEREUNDER,

       IF ANY. IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY DAMAGES RELATING TO, RESPECTIVELY, THE JEODE TECHNOLOGY AND LICENSEE MODIFICATIONS THAT HAS BEEN MODIFIED BY THE RECEIVING PARTY, TO THE EXTENT THAT ANY CLAIMS RELATE TO SUCH MODIFICATION. IN NO EVENT WILL EITHER PARTY BE LIABLE FOR ANY INDIRECT, PUNITIVE, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES IN CONNECTION WITH OR ARISING OUT OF THIS SOURCE LICENSE (INCLUDING, WITHOUT LIMITATION, LOSS OF PROFITS, USE, DATA, OR OTHER ECONOMIC ADVANTAGE), HOWEVER IT ARISES AND ON ANY THEORY OF LIABILITY, WHETHER IN AN ACTION FOR CONTRACT, STRICT LIABILITY OR TORT (INCLUDING NEGLIGENCE) OR OTHERWISE, WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE AND NOTWITHSTANDING THE FAILURE OF ESSENTIAL PURPOSE OF ANY REMEDY.

8      MISCELLANEOUS.

8.1 Export/Import Laws. The Jeode Technology is subject to U.S. export control laws and may be subject to export or import regulations in other countries. Licensee agrees to comply strictly with all such laws and regulations and acknowledge that Licensee has the responsibility to obtain such licenses to export, re-export, or import as may be required after delivery to Licensee.

8.2 Intellectual Property Protection. Because this Source License will be providing Licensee with Sun source code, and due to limited intellectual property protection and enforcement in certain countries, Licensee agrees not to redistribute the Jeode Technology or any component thereof in source form to any country that is not on the list of identified countries, which list is presently available on the Internet at HTTP://WWW.SUN.COM/SOFTWARE/COMMUNITYSOURCE/COUNTRIES.HTML.

8.3 Publicity. Licensee agrees that WRS may use Licensee's name and may disclose that Licensee is a licensee of WRS's products in WRS's standard advertising, press, promotion and similar public disclosure with respect to the Jeode Technology; provided, however that any such public disclosure shall not indicate that Licensee in any way endorses any WRS product, without prior written permission from Licensee. Licensee agrees that, upon Licensee's public announcement of any product designed with or containing the WRS products, WRS may publicly disclose the nature of the WRS involvement in said project if the parties have not already agreed to a joint announcement or press release.

8.4 Assignment. Licensee may not assign this Source License or any of Licensee's rights hereunder, (including by way of merger or acquisition unless Licensee is the surviving entity) or delegate any of Licensee's duties hereunder, without WRS's prior written consent. Any attempted assignment in violation of this provision will be void.

8.5 Severability. If any provision of this Source License is held to be unenforceable, such provision shall be reformed only to the extent necessary to make it enforceable and all other terms shall continue in full force and effect.

8.6 Governing Law and Jurisdiction. This Source License is governed by the laws of the United States and the State of California, without regard for choice of law rules.

8.7 Entire Agreement. This Source License represents the complete agreement concerning the subject matter hereof.


       IN WITNESS WHEREOF, the parties have caused this Source License to be executed by their authorized representatives as of the Effective Date.



ON BEHALF OF WIND RIVER SYSTEMS, INC.       ON BEHALF OF LICENSEE

By:      ____________________________       By:     ____________________________
                  (Signature)                            (Signature)

Name:    ____________________________       Name:   ____________________________
                   (Printed)                              (Printed)

Title:   ____________________________       Title:  ____________________________


Date:    ____________________________       Date:   ____________________________

                                   APPENDIX B
                                PRODUCT ROAD MAP


                                   APPENDIX B

OVERVIEW                                                                  [LOGO]

--------------------------------------------------------------------------------
         Q 4/2000           Q 1/2001          Q 2/2001          Q 3/2001
--------------------------------------------------------------------------------

----------------------------------------------------------- CONTINUES....
                                                              - TRANSITION TO J2ME PLATFORM

RELEASE 1.7
   - EMBEDDED JAVA (TM) 1.0.3 TECHNOLOGY COMPATIBLE
   - PERSONALJAVA (TM) 1.2 PLATFORM COMPATIBLE

                                                            --------------------------------
                                                               RELEASE 2.0
                                                                 - J2ME PLATFORM COMPATIBLE


THIS INFORMATION MAYBE SUBJECT TO CHANGE WITHOUT NOTICE

                                                             Copyright (C) 2000 Insignia Solutions,
                                                             all rights reserved
                                PRODUCT ROAD MAP


                                       43

LINUX                                                                     [LOGO]
--------------------------------------------------------------------------------
         Q 4/2000           Q 1/2001          Q 2/2001          Q 3/2001
--------------------------------------------------------------------------------

  --------------------------------------------------------- EMBEDDED JAVA 1.0.3
RELEASE 1.5X, 1.6X                                          COMPATIBILITY CONTINUES
 - Embedded Java 1.0.3 compatible                            - TRANSITION TO J2ME : CDC /
                                                               FOUNDATION
RELEASE 1.5.2 PROOF-OF-CONCEPT ---------------------------- PERSONAL JAVA 1.2
 - Kernel 2.2.13 / ARM (Net Winder)   RELEASE 1.7.x         COMPATIBILITY CONTINUES
 - Headless (remote AWT)               - PersonalJava 1.2    - TRANSITION TO J2ME : CDC /
                                         compatible            FOUNDATION / RMI / PERSONAL PROFILE
                                       - Full-AWT on X-Windows
RELEASE 1.6.1 REF PLATFORM            REF PLATFORM
 - RedHat / x86 (PC)                   - RedHat 6.2 / x86 (PC)  ---------------------
 - Headless (remote AWT)                                         RELEASE 2.0
                                                                  - J2ME : CDC / foundation / RMI /
                                                                    Personal profile* compatible
                                                                  - AWT on X-Windows
                                                                 REF PLATFORMS
                                                                  - RedHat 6.2 / x86 (PC)

*Subject to Sun's roadmap
THIS INFORMATION MAY BE SUBJECT TO CHANGE WITHOUT NOTICE


                                       44

WINDOWS CE                                                                [LOGO]
--------------------------------------------------------------------------------
         Q 4/2000           Q 1/2001          Q 2/2001          Q 3/2001
--------------------------------------------------------------------------------

  --------------------------------------------------------- EMBEDDED JAVA 1.0.3
RELEASE 1.7                                                 COMPATIBILITY CONTINUES
 - EmbeddedJava 1.0.3 compatible                             - TRANSITION TO J2ME : CDC /
 - PersonalJava 1.2 compatible                                 FOUNDATION

RELEASE 1.7 REF PLATFORMS                                   PERSONALJAVA 1.2
 - Windows CE 2.12 / x86                                    COMPATIBILITY CONTINUES
 - Windows CE 2.11 / MIPS                                    - TRANSITION TO J2ME : CDC /
                                                               FOUNDATION / RMI / PERSONAL PROFILE
         PROOF-OF-CONCEPT PLATFORM (1.6.4)
          - (PersonalJava 1.1.3)                            -----------------------------
          - Windows CE 2.11 / SH-4                          RELEAE 2.0
                                                             - J2ME : CDC / foundation / RMI
                 RELEASE 1.7.1 REF PLATFORMS                   Personal profile * compatible
                  - Windows CE 3.0 / ARM
                  - Windows CE 3.0 / SH-3                    REF PLATFORMS
                                                             - Windows CE 3.0 / x86
                                                             - Windows CE 3.0 / MIPS
                                                             - Windows CE 3.0 / ARM


*Subject to Sun's roadmap
THIS INFORMATION MAY BE SUBJECT TO CHANGE WITHOUT NOTICE


                                       45

EMBEDDED JAVA                                                             [LOGO]
--------------------------------------------------------------------------------
         Q 4/2000           Q 1/2001          Q 2/2001          Q 3/2001
--------------------------------------------------------------------------------

  --------------------------------------------------------- EMBEDDED JAVA 1.0.3
RELEASE 1.5x, 1.6x AND 1.7x                                 COMPATIBILITY CONTINUES
 - EmbeddedJava 1.0.3 compatible                             - TRANSITION TO J2ME : CDC /
 - Headless (remote AWT)                                      FOUNDATION

RELEASE 1.5.2 REF PLATFORM
 - Windows NT4 / x86
                                                            ------------------------------
                                                            RELEASE 2.0
PROOF-OF-CONCEPT PLATFORMS                                   - J2ME : CDC / foundation / RMI
(limited functionality / uncertified)                          profiles
 - pSOS / PPC (Motorola MBX 860)
 - VxWorks 3 / SuperH-3 (Solution Engine)
 - Mu Itron 3 / SuperH-3 (Solution Engine)


THIS INFORMATION MAY BE SUBJECT TO CHANGE WITHOUT NOTICE


                                       46

PERSONAL JAVA                                                             [LOGO]
--------------------------------------------------------------------------------
         Q 4/2000           Q 1/2001          Q 2/2001          Q 3/2001
--------------------------------------------------------------------------------
            PERSONAL JAVA PLATFORM
 --------
RELEASE 1.5X, 1.6X
 - PersonalJava 1.1.x compatible
 - Full-AWT on Win32

---------------------------------------------------------------PERSONALJAVA 1.2
RELEASE 1.7 REF PLATFORMS         REF PLATFORMS                COMPATIBILITY CONTINUES
 - PersonalJava 1.2 compatible    1.7                           - TRANSITION TO J2ME : CDC /
 - Full-AWT on Win32                - Windows CE 2.12 / x86       FOUNDATION / RMI / PERSONAL PROFILE
                                    - Windows CE 2.11 / MIPS
                                  1.7.1                        -------------------------
                                    - Windows CE 3.0 / ARM     RELEASE 2.0
                                    - Windows CE 3.0 / SH-3      - J2ME : CDC / foundation / RMI /
                                                                   Personal profile * compatible
                                                                 - AWT on Win32
                                                                 - AWT on X-Windows

*Subject to Sun's roadmap
THIS INFORMATION MAY BE SUBJECT TO CHANGE WITHOUT NOTICE

                                   APPENDIX C
                             SUPPORT AND MAINTENANCE

1      SUPPORT

       (a) Licensor offers support services that are designed to help Licensee's engineers proceed more efficiently during their Jeode-based development projects. These services include standard product support for the current version of the Jeode technology that entitles Licensee's engineers access to the JeodeAssist web-based support system facilities. This on-line system is used to track all outstanding customer cases, and generally serves as a central repository for all issues and their current disposition.

       (b) Licensor will provide technical support for the standard deliverables (described previously) and the NRE and consulting services described below, directly to Licensee's engineers, under the terms of an active annual maintenance agreement.

       (c) Licensor will agree to respond to all support cases submitted by Licensee using the JeodeAssist web-based support system within Licensor's standard response guidelines and time scales (see Attachment 1 for details).

       (d) Licensor will agree to follow its standard escalation process for all of Licensee's high priority outstanding support cases that are not resolved according to the standard guidelines for resolution.

       (e) Licensor will provide Licensee access to a monthly support case report.

       (f) Additional extended or special support services are available on a case-by-case basis. See the NRE and Consulting section below for examples of these services.

2      MAINTENANCE AND UPDATES

       (a) Licensor offers a maintenance and update service that provides for access to any regularly scheduled updates to the standard product deliverables (maintenance and update services for any custom NRE deliverables is as described in a Statement of Work). These updates generally include fixes to product defects and minor enhancements to the current version of the Jeode technology. In addition, the maintenance service provides a mechanism to provide corrections to critical product defects on an as-needed basis.

       (b) Licensor will use good commercial efforts to fix all critical software defects within a reasonable amount of time after they are isolated and can be duplicated by Licensor.

       (c) Licensor will provide Licensee with updates to the standard Jeode product when they are generally made publicly available.

       (d) Licensor will update Licensee with full source code releases on their supported reference platforms as soon as they are generally made publicly available.

       (e) Licensor will provide Licensee reasonable access to those portions of source code on Licensor's Source Code Control System that are relevant to the Jeode technology exclusively optimized for Licensee.

3      NRE AND CONSULTING

       (a) Licensee may request special fee-based engineering services from Licensor related to the Jeode technology, including such services as; ports of Jeode to other processor architectures, Jeode enhancements, non-standard support escalation, direct end customer support, on-site support, product integration and testing, or application consulting. Upon receipt of such written requests, Licensor will respond with a written Statement of Work (SOW) describing the work to be completed, estimated amount of engineering man days required to complete the work, and a daily rate for the requested work. Once both parties agree to the SOW, and work has begun, Licensee may submit a written Engineering Change Request (ECR) for changes and/or additions to the original effort. Licensor will determine what impact the ECR will have on the original estimates for the project and provide a new written estimate.

       (b) In addition to other requests, Licensor will respond to Licensee's specific future requests for: a) optimizing the Jeode technology for Licensee's VxWorks operating system, b) providing extended support to Licensee for its creation of new ports of the Jeode technology to other processor architectures running on the VxWorks operating system, and/or c) Licensor to develop new ports of the Jeode technology to other processor architectures.

4      LICENSEE'S RESPONSIBILITIES

       (a)    TECHNICAL LIAISONS

              Licensee will designate up to two (2) of their software engineers per Licensee site who will be responsible for logging all support cases with Licensor via JeodeAssist, and generally serve as technical liaisons for all problem resolution.

       (b)    PROBLEM REPORTING

              (i) Licensee will register all bug fix and enhancement requests with Licensor directly via their two technical liaisons using the JeodeAssist web-based problem reporting facility.

              (ii) Licensee will determine the priority of all outstanding support cases.

       (c)    SUPPORTING ITS CUSTOMERS

              Licensee will be responsible for direct support to its customers with back-up support provided by Licensor to Licensee's technical liaisons.

       (d)    ENGINEERING CHANGE REQUESTS

              Licensee will be responsible for providing all necessary information to properly assess any NRE or consulting work requested. Licensor will prepare an SOW based on the information provided, and any changes to an agreed work statement will require a written Engineering Change Request from Licensee. Licensor will determine what impact the ECR may have on the original estimates for the project.

       (e)    ROYALTY REPORTING AND AUDITS

              Licensee will agree to submit quarterly reports, with payment, including customer specific details, for all products shipped incorporating Jeode technology during the previous quarter within thirty (30) days following the last day of each calendar quarter. Licensor will have the right to audit such reports, for proper reporting and associated payments.

       (f)    LOANER EQUIPMENT

              If Licensee should require any engineering work, which in Licensor's opinion will require the use of equipment from Licensee, Licensor will make a reasonable request for the necessary equipment to complete and support the work. Licensee will agree to provide the equipment specified for use during the development and support phase of the project. Licensee will be responsible for its proper maintenance, including enhancements and updates, as necessary to support Licensor's efforts to complete the work.

       (g)    INTEGRATION ASSISTANCE

              Licensor will dispatch a full time engineer to Licensee for forty five (45) contiguous days, or for over no more than two (2) time periods, to assist Licensee in integrating Jeode with Licensee's branded OSes O/Ses and related products.

              Subsequent to this initial integration period(s), said engineer will be on call to Licensee for technical assistance & coding for an additional forty five (45) days.

              Additional fees may also be required for items such as equipment, materials, travel and lodging as necessary to facilitate the integration work.

ENGINEERING SUPPORT MODEL FOR SOURCE CUSTOMERS AND WIND RIVER SYSTEMS

1      SOURCE CODE RELEASE POLICY

       (a) Insignia would only update source customers with a full source code release on their supported reference platform when Insignia updates and releases its own reference platform release. This is typically every 6 to 12 months.

       (b) Insignia supplies a single platform to source customers as the supported reference platform. This release is certified on a specific named piece of hardware supplied by the source customer.

       (c) Support is only provided on the reference platform as described above for the current release of Jeode and the previous release.

2      SOURCE CODE CHANGE REQUEST REPORTING (BUGS AND ENHANCEMENT REQUESTS)

       (a) All bugs and request for enhancements will be registered with Insignia via the source customer's support group. This includes both bugs and requests for enhancements originating from the source customer's development team and from the end users.

       (b) The source customer will nominate 2 engineers from their support group who will be responsible for logging support cases with Insignia.

       (c) All support cases will be logged with Insignia via the JeodeAssist web based support problem reporting facility.

       (d) All support cases will be prioritized by the source customer's support group according to Insignia's standard support case prioritization guidelines as detailed in section 4.

       (e) The response times for source customer cases will be in accordance with Insignia's standard support response timescales as detailed in section 4.

       (f) In the event that a case requires escalation the process will be in the following order:

              (i)    The Source Customer to increases the case priority

              (ii) The Source Customer's support manager contacts Insignia's support manager directly

              (iii) The Source Customer's senior business manager contacts Insignia's senior business manager

       (g) Insignia undertakes to provide a monthly support case report for major support customers including case statistics and response time metrics.

3      THE BUG FIX/DEVELOPMENT ASSISTANCE PROCESS

       The following scenarios are envisaged:

       (a) Insignia receives a problem report and a proposed fix from the source customer:

              (i) Insignia either accepts a fix and incorporates into Insignia Main development line or issues Insignia `approved fix'. This will go through the Insignia's Java Change Notification (JCN) process

              (ii) Source code fixes/changes will be identified by a Insignia JCN number

              (iii) JCN updates will be issued to source code customers for their specific reference platform on a regular basis.

       (b) Insignia receives a problem report that can be verified on the reference platform:

              (i) Should be verified by the source customer's support group on the reference platform before logging a case with Insignia

              (ii) Should be submitted with results of verification + test applications

              (iii)  Insignia identifies problem and issues a `test' fix

              (iv) The `test' fix is verified by the source customer/their customer

              (v) If the fix is verified Insignia issues a JCN and incorporates change into the main line

       (c) Insignia receives a bug report that can not be verified on the reference platform:

              (i) In order to obtain support from Insignia the source customer must send Insignia the source code, object code and build environment for the specific platform along with hardware on which the problem can be reproduced. The case details should be submitted with results of verification + test applications.

              (ii) The source customer will be charged for the support time to resolve the problem at standard Insignia engineering rates. This includes full expenses for on-site customer visits.

4      STANDARD INSIGNIA MAINTENANCE AND SUPPORT GUIDELINES

       (a) General Classification of Difficulties. Upon Acceptance, the source customer shall provide First Level Support to all Distributors and End Users. Insignia shall provide support to source customers only, and agrees to use reasonable business efforts to rectify support cases for the Product when identified, classified and reported by the source customer on JeodeAssist web based support problem reporting facility:

              Priority Codes (based in customer impact)

              P1 - Critical - the fix is usually a patch or workaround

              P2 - Urgent - the fix is usually a patch or workaround

              P3 - Normal - these bugs normally get fixed in maintenance releases or the next major release, only rarely do they get issued as patches

              P4 - Low - Address possibly for the next release - could be a patch release. Keep these on record in case we want to fix them later, or the number of customers reporting on the problem becomes significant and we decide to increase the priority.

       (b) The final classification of Priority Codes for each Software Change Request will be mutually agreed among Insignia and the source customer.

       (c)    Priority Codes


---------------------------------------- -----------------------------------------------------
          PRIORITY CODES

---------------------------------------- -----------------------------------------------------
      LICENSEE CLASSIFICATION              CRITERIA

---------------------------------------- -----------------------------------------------------
P1 Critical                                A `Fatal' or `Showstopper' condition.

----------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------
                                           Precludes all useful work from being done, a problem
                                           in critical functionality without a workaround,
                                           emergency condition that causes the end user to be
                                           unable to use the program and that has a critical
                                           impact on such end user's operations.This condition
                                           requires an immediate solution.

---------------------------------------- -----------------------------------------------------
P2 Urgent                                  A `Severe Impact' condition. Precludes one or more
                                           major functions from being performed. A problem in
                                           critical functionality with a workaround, a
                                           condition that severely restricts the End User's
                                           operation but such user can continue to use the
                                           program, or a condition, which makes the
                                           performance of any or  more functions difficult.
                                           This problem cannot be readily circumvented or
                                           avoided on a temporary basis by the End User and
                                           requires a rapid solution.

---------------------------------------- -----------------------------------------------------
P3 Normal                                  A `Degradation' condition. Disables one or
                                           more non-essential functions. Problem in a
                                           non-critical functionality without a
                                           workaround, a limited condition that cannot
                                           be readily circumvented or avoided on a
                                           temporary basis by the End-User.

---------------------------------------- -----------------------------------------------------
P4 Low                                     A `Minimal Impact' condition. Any condition, which
                                           requires rectification and is not classified as P1,
                                           P2, or P3. A problem in a non-critical
                                           functionality  with a workaround, a minor condition
                                           that can be readily circumvented or avoided on a
                                           temporary basis by the End  User. Insignia shall
                                           have no obligation to rectify code modified or
                                           provided by anyone other than Insignia.

---------------------------------------- -----------------------------------------------------

       (d) Response to Problem Report. Upon receiving a Problem Report from source customer's designated representative(s), Insignia shall respond on a reasonable business effort basis as follows:


-------------------------------------------------------------------------------------------------------------
INSIGNIA'S RESPONSE SCHEDULE


-------------------------------------------------------------------------------------------------------------
Classification                        First Level                         Final Level

------------------------------------- ----------------------------------- -----------------------------------


-------------------------------------------------------------------------------------------------------------
P1 Critical                           Continuing effort until relief      Within 90 days
                                      provided

------------------------------------- ----------------------------------- -----------------------------------
P2 Urgent                             10 work days                        100 days

------------------------------------- ----------------------------------- -----------------------------------
P3 Normal                             15 work days                        120 days

------------------------------------- ----------------------------------- -----------------------------------
P4 Low                                30 work days                        180 days

------------------------------------- ----------------------------------- -----------------------------------

       Insignia's response for each difficulty classification will be:


-------------------------------------------------------------------------------------------------------------
                                               RESPONSE LEVEL

------------------------------------- -----------------------------------------------------------------------
First Level                           Patch, work around, temporary fix
                                      (where possible) or unofficial update
                                      release.

------------------------------------- -----------------------------------------------------------------------
Final Level                           Official fix, update or major
                                      release (i.e., the revisions have gone
                                      through the standard Insignia Final
                                      release testing procedures).

------------------------------------- -----------------------------------------------------------------------


       Final level releases will be provided no more that once every six months.

       (e) Final level Tests. Insignia shall conduct tests on the Final Level Response sufficient to demonstrate that each reported difficulty has been rectified and that the Product continues to meet the Specifications in all material aspects. The results of such tests shall be delivered to the source customer along with modified source and object code for the Product. The source customer shall have thirty (30) business days following receipt of any Final Level Response to either notify Insignia of its Acceptance or provide Insignia with a written report (including test results and test data concerning the problem) specifying any and all deficiencies requiring further response by Insignia. Failure by source customer to provide any such notice by the end of the thirty- (30) business day period shall be construed as Acceptance.

       (f) Further Response. Within thirty (30) business days of receipt of a written report pursuant to Section 4.3, Insignia shall modify the Product to rectify any reported deficiencies.

       (g) Acceptance or Rejection. Within thirty (30) business days following receipt of all modifications performed pursuant to
              Section 4.4, the source customer shall either accept or reject the modified Product by written notice to Insignia. Failure to give such notice by the end of the said thirty- (30) business day period shall be construed as Acceptance. In the event of rejection, such written notice shall specify all residual deficiencies. The source customer will not unreasonably reject delivered modifications of the Product.

                                   APPENDIX D
            DISCLOSED RESTRICTIONS, ENCUMBRANCES OVER JEODE SOFTWARE

       Quantum Corporation, as security for a loan to the Licensor, has a security interest in all intellectual property of the Licensor. The loan is convertible into equity on December 31, 2000 and Quantum has informally indicated its intent to convert.

                                   APPENDIX E
                               PROFORMA LEAD SHEET



Date:

Source:

Company:

Address:

City:

State:

ZIP:

Country:

Contact:

Telephone:

E-mail:

Comments:

                                   APPENDIX F

                      EXAMPLE OF FEE ACCRUALS AND PAYMENTS


       TRANSACTIONAL FEES     MINIMUM QUARTERLY FEES     Actual Payment     Credit Accrual             Total
      for Quarter (estimated)                               to Licensor        For Quarter   Accrued Credits
    --------------------------------------------------------------------------------------------------------
Quarter 1           $50,000                 $400,000           $400,000           $350,000          $350,000

Quarter 2          $100,000                 $400,000           $400,000           $300,000          $650,000

Quarter 3          $200,000                 $100,000           $100,000         $(100,000)          $550,000

Quarter 4          $300,000                 $100,000           $100,000         $(200,000)          $350,000

Quarter 5          $500,000                 $100,000           $150,000         $(350,000)                $0

Quarter 6          $500,000                 $250,000           $500,000                 $0                $0

